UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Avangrid, Inc.

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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NOTICE OF ANNUAL MEETING

Notice of 2022 Annual Meeting of Shareholders

125 High Street	July 20, 2022
Boston, MA 02110	8:30 a.m. Eastern Time

The Notice of Meeting, Proxy Statement, and 2021 Annual Report on Form 10-K are available free of charge at www.avangrid.com.

ITEMS OF BUSINESS

1.	To elect 14 director nominees to our board of directors;

2.	To ratify the selection of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2022;

3.	To approve, on an advisory basis, named executive officer compensation;

4.	To approve, on an advisory basis, the frequency of the advisory vote on named executive officer compensation; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

RECORD DATE

May 23, 2022

DATE THESE PROXY MATERIALS ARE FIRST BEING MADE AVAILABLE

June 2, 2022

Sincerely,

R. Scott Mahoney

Senior Vice President – General Counsel and Corporate Secretary

Orange, Connecticut

June 2, 2022

No Excise Tax Gross-up Provisions	58

Prohibition Against Hedging, Pledging and Similar Transactions	59

Summary Compensation Table	60

Grants of Plan-Based Awards	61

Summary of Employment Agreements	62

Summary of Equity Incentive Plans	67

Outstanding Equity Awards at Fiscal Year-End	70

Stock Vested	71

Pension Benefits	71

Nonqualified Deferred Compensation	73

Potential Payments upon Termination or Change in Control	74

CEO Pay Ratio	76

Proposals	78

Proposal One – Election of Directors	79

Proposal Two – Ratification of the Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2022	80

Proposal Three – Advisory Approval of Our Named Executive Officer Compensation	82

Proposal Four – Advisory Approval of the Frequency of the Advisory Approval of Our Named Executive Officer Compensation	84

Equity Compensation Plan Information	85

Other Information	86

Report of the Audit and Compliance Committee	87

Security Ownership of Certain Beneficial Owners and Management	88

Submission of Proposals by Shareholders	90

General Information	90

Annex A – Non-GAAP Financial Measures	A-1

PROXY STATEMENT / SUMMARY

Proxy Statement Summary

This summary highlights the proposals to be acted upon, as well as corporate governance and compensation information described in more detail in this proxy statement for our 2022 annual meeting of shareholders (the “Annual Meeting”). In addition, this summary provides a brief description of our purpose and values and sustainability achievements during 2021. In this proxy statement the terms “AVANGRID,” “company,” “we,” and “our” refer to Avangrid, Inc.

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PROXY STATEMENT / SUMMARY

Attending our Annual Meeting

We are pleased to welcome shareholders to the 2022 Annual Meeting at 8:30 a.m. Eastern Time on July 20, 2022. The health and well-being of our employees and shareholders are paramount. Shareholders who seek to attend the Annual Meeting in-person will be subject to screening with regard to COVID-19 exposure to comply with local health and government guidelines and applicable building policies.

If you plan to attend the Annual Meeting in person, you must bring photo identification to be admitted. If you are a street name shareholder (i.e., you hold your shares through an intermediary, such as a bank or broker), you also must bring a letter from your intermediary confirming your beneficial ownership of your shares and, if you intend to vote the shares, a proxy permitting you to vote them. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance online, or if you requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting. For more detailed information, see the section entitled “General Information” beginning on page 90 of this Proxy Statement.

We are closely monitoring developments related to COVID-19 and there is a possibility that we may reconsider the date, time, method and/or location of our annual meeting, including by changing the format of our meeting to limit attendance and participation to a virtual format. If we determine it appropriate to make such changes to our annual meeting logistics, we will announce the decision to do so in advance.

How to Vote

You may vote online prior to the meeting by visiting www.proxyvote.com and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card, or, if you requested printed copies of the proxy materials, by phone or by mail. You may also vote in person during the Annual Meeting. For more detailed information, see the section entitled “General Information” beginning on page 90.

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PROXY STATEMENT / SUMMARY

Matters to be Voted on at our Annual Meeting

		More Information	Board Vote Recommendation	Vote Required for Approval

Proposal One	Election of Directors	Page 79	FOR each director	Nominees receiving majority of votes cast

Proposal Two	Ratification of the selection of KPMG LLP (“KPMG”) as our Independent Registered Public Accounting Firm for 2022	Page 80	FOR	Majority of votes cast

Proposal Three	Advisory Approval of Our Named Executive Officer Compensation	Page 82	FOR	Majority of votes cast

Proposal Four	Advisory Approval on Frequency of Say on Pay Votes	Page 84	FOR	Plurality of votes cast

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PROXY STATEMENT / SUMMARY

Director Nominees

Name	Age	Independent	Director Since	Committee Memberships

Ignacio S. Galán (Board Chair)	71		2014	● Executive

John Baldacci (Board Vice Chair)	67	✓	2014	● Special

Pedro Azagra Blázquez	53		2019	● Executive ● Special

Daniel Alcain Lopez	48		2020

María Fátima Báñez García	55	✓	*

Robert Duffy	67	✓	2019	● Unaffiliated

Teresa Herbert	60	✓	2019	● Audit and Compliance

Patricia Jacobs	58	✓	2019	● Compensation, Nominating and Corporate Governance ● Unaffiliated

John Lahey	75	✓	2015	● Compensation, Nominating and Corporate Governance ● Executive ● Unaffiliated

José Ángel Marra Rodríguez	55		2020

Santiago Martínez Garrido	53		2015	● Special

José Sáinz Armada	62		2014	● Compensation, Nominating and Corporate Governance ● Executive

Alan Solomont	73	✓	2014	● Audit and Compliance

Camille Joseph Varlack	46	✓	*

*	Nominated for election to the board for the first time at this meeting.

Key Statistics

29%	self-identify as female and/or diverse	57%	independent	59	average age	3.8	average tenure

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PROXY STATEMENT / SUMMARY

Purpose and Values

Our purpose reflects our commitment to transforming the current energy model towards a new one that prioritizes the well-being of people and the conservation of the planet:

OUR VALUES

Sustainable: We seek to be a model of inspiration for creating economic, social and environmental value in our communities, and we act positively to affect local development, generate employment, and give back to the community.

Agile: We act efficiently and with passion to drive innovation and continuous improvement at both the local and global level.

Collaborative: We work together toward a common purpose and mutual benefit while valuing each other and our differences.

For more information about our purpose and values, please see the Corporate Governance section at www.avangrid.com.

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PROXY STATEMENT / SUMMARY

Committed to Sustainable Development

Sustainability is firmly entrenched in the values and principles that guide our board of directors, and respect for people, safety, communities and the environment are key priorities driving our business strategy. In 2018, AVANGRID incorporated the Sustainable Development Goals (SDGs) approved by the member states of the United Nations into the company’s strategy and governance system. In line with this principle, AVANGRID focuses its efforts on affordable, clean energy while nurturing sustainable communities through investments in research, development and innovation. This is aligned with the company’s continued stewardship for action on climate. In 2016, we pledged to reduce emissions intensity from our power plants 25% by the end of 2020 compared to 2015, and to be 100% carbon neutral by the end of 2035, making AVANGRID the first U.S. utility to set a goal for carbon neutrality. In 2020, we furthered this commitment with a pledge to reduce Scope 1(1) greenhouse gas emissions intensity by 35%, from our 2015 baseline by the end of 2025. Compared to our baseline year 2015, Scope 1 emissions intensity decreased approximately 20% as of the end of 2020. Although this 20% decrease did not reach our 25% reduction goal for 2020, mainly due to external factors that limited production like local transmission events or renewable supply curtailments experienced during the year, AVANGRID is one of the cleanest energy companies in the U.S. with an intensity emission approximately seven times lower than the U.S. utility average in 2020.(2) These commitments are articulated in our sustainable development policies, which have been adopted by our board of directors and support the SDGs (available at www.avangrid.com).

Key sustainability achievements in 2021:

•	New Sustainability organization established with Chief Sustainability Officer
•	8,308 MW installed Renewable capacity, 43% increase from 2015 baseline
•	5% of fleet vehicles converted to clean energy vehicles
•	5% CO2 reduction in facilities

Key contributions to society in 2021:

•	Total Giving Contributions across AVANGRID of approximately $4.6 million
•	Over 3,100 volunteer hours
•	Total employee giving of approximately $363,000
•	More than 275,000 meals provided
•	More than $1 million in Avangrid Foundation funds focused on climate change education and preservation of biodiversity and the environment

(1)

Scope 1 emissions includes all direct greenhouse gas emissions from sources that are owned or controlled by the AVANGRID Group such as power generation facilities, offices and fleet vehicles. Greenhouse gases include carbon dioxide (CO2), Sulfur hexafluoride (SF6), and methane (CH4).

(2)	Source: U.S. DOE EIA Electric Power Monthly (February/March 2021), data available through November 2020.

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PROXY STATEMENT / SUMMARY

2021 Business Highlights

2021 was a year of successful execution and positioning for long-term growth. With continued focus on investing in a smarter and cleaner energy future to promote more sustainable growth and create value, we delivered on our strategic plan during 2021. Highlights of our performance include:

Fiscal year 2021 consolidated net income of $707 million (or $1.97 per share); consolidated adjusted net income(1) of $780 million (or $2.18 per share), increasing by approximately 22% and 25% year-over-year, respectively. In addition, we invested a record $3.3 billion in our Networks and Renewables businesses.

Delivered strong operating performance and improved customer service in Networks, reducing the total number of customers impacted by outages by 22%.

We advanced construction and improved energetic availability in wind and solar fleet. Today we have ~1 GW of solar and onshore wind under construction, expected to come online in 2022 and 2023.

In offshore wind, our 800 MW Vineyard Wind 1 joint-venture project off the coast of Massachusetts made history as the first commercial-scale offshore wind project in the U.S. to complete the full permitting process, reach financial close, and start construction.

Strengthened the balance sheet by raising capital to support growth.

Recognized for ESG+F leadership, including as one of America’s Most JUST Companies, as named by JUST Capital for the second consecutive year.

(1)

Adjusted net income is a financial measure that was not prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). See Annex A to this proxy statement for a discussion of adjusted net income as well as a reconciliation of adjusted net income to net income prepared in accordance with U.S. GAAP.

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PROXY STATEMENT / SUMMARY

Executive Compensation Highlights

Our executive compensation program is designed to effectively reward performance, while reflecting the responsibilities of our executive officers. Our compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate highly-talented professionals in a way that aligns with our long-term business goals and values, without motivating or rewarding excessive risk-taking. At our 2021 annual meeting, approximately 99% of the votes cast were in favor of our named executive officer compensation.

The key elements of our program are:

●	Base s-alary;

●	Annual cash incentive; and

●	Long-term equity incentive.

What We Do	What We Don’t Do

Engage independent compensation consultant	No guaranteed annual salary increases or incentive payments

Use variable pay and long-term equity incentive awards as substantial portion of total compensation	No excise tax gross-ups or excessive perquisites

Robust stock ownership guidelines with an equity retention requirement for CEO and executive officers	No hedging, pledging or short sale transactions

Clawback of executive compensation paid in the event of certain acts of misconduct	No single trigger change of control arrangements

Engage shareholders on executive compensation matters and consider prior year’s “say on pay” vote	No new stock option awards or stock option repricing

For a detailed discussion of our executive compensation program, please see the “Compensation Discussion and Analysis” beginning on page 44.

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PROXY STATEMENT / SUMMARY

Corporate Governance Highlights

We believe that effective corporate governance is not a one-size-fits-all approach. We carefully consider our corporate governance practices to ensure that they are appropriately tailored to our business and promote the long-term interest of our shareholders. We encourage constructive dialogue with and feedback from all our shareholders to help shape our governance practices.

Highlights of our corporate governance include:

✓	Listed by Forbes and JUST Capital as one of the 2022 Just 100, an annual ranking of the most just U.S. public companies

✓	Recognized as one of the World’s Most Ethical Companies® for 2022 for the fourth consecutive year

✓	Earned the Compliance Leader Verification certification from the Ethisphere Institute, a third-party verification of its ethics and compliance program

✓	Earned World Finance Corporate Governance Award 2021 from World Finance magazine.

✓	Majority voting in uncontested elections of directors

✓	57% of our director nominees are independent.

✓	Robust shareholder engagement throughout the year

✓	Majority independent compensation, nominating and corporate governance committee

✓	Audit and compliance committee and unaffiliated committee comprised of all independent members

✓	Separation of the Chair and CEO role

✓	Independent director leads regular executive sessions of non-management and independent directors

✓	Annual board and committee self-assessment

✓	Annual evaluation by an independent third party of the board, audit and compliance committee, compensation, nominating and corporate governance committee, and principal subsidiary governance bodies

✓	No poison pill

✓	Single class of stock with equal voting rights

✓	Annual election of directors (i.e., no staggered board)

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PROXY STATEMENT / DIRECTORS

Directors

This section describes the director nomination process and the experience and qualifications of our board members and how they are compensated.

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PROXY STATEMENT / DIRECTORS

Director Nomination Process

The compensation, nominating and corporate governance committee is responsible for identifying and evaluating potential director candidates, reviewing board and committee composition and making recommendations to the full board. In order to maintain a board with an appropriate mix of experience and qualifications, the compensation, nominating and corporate governance committee routinely assesses the composition of the board. The compensation, nominating and corporate governance committee aims to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the board with the fresh ideas and perspective that can come from adding new members and also considers the expertise and cognitive diversity that is needed as our business changes and expands, as well as the importance of diversity of age, gender, race, ethnicity, and nationality on the board. The compensation, nominating and corporate governance committee may engage an external search firm or a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the board standing for reelection.

Our criteria for directors are discussed in our corporate governance guidelines and in our compensation, nominating and corporate governance committee charter, copies of which are available on our website at www.avangrid.com. Consistent with these guidelines, the compensation, nominating and corporate governance committee ensures that the nominees are qualified with relevant expertise, competence, experience, and training. Each nominee must also have the time and commitment to meet his or her respective responsibilities as a member of the board of directors. The compensation, nominating and corporate governance committee has no specific policy on diversity. However, AVANGRID is committed to cultivating a diverse and inclusive work environment and the board recognizes the benefit of having directors who reflect differing individual attributes to contribute to the board’s discussion, evaluation and decision-making and considers diversity of knowledge, experience, origin, nationality, and gender. In the board’s annual performance evaluations conducted by the board and its committees, the board from time to time considers whether the members of the board reflect such diversity and whether such diversity contributes to a constructive and collegial environment.

The compensation, nominating and corporate governance committee will consider persons recommended by shareholders for election to the board. The compensation, nominating and corporate governance committee will review the qualifications and experience of each recommended candidate using the same criteria for candidates proposed by board members and communicate its decision to the candidate or the person who made the recommendation. For the procedures for submission of stockholder nominations of members of our board, see “Other Information—Submission of Proposals by Shareholders.”

 TO RECOMMEND AN INDIVIDUAL FOR BOARD MEMBERSHIP,

 WRITE TO:

Senior Vice President – General Counsel and Corporate Secretary AVANGRID, Inc. 180 Marsh Hill Road Orange, Connecticut 06477

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PROXY STATEMENT / DIRECTORS

Director Qualifications and Experience

The following matrix highlights the mix of key skills, qualities, attributes and experiences, among other things, that our board views as important when evaluating director nominees. The compensation, nominating and corporate governance committee and our board believe that each director nominee brings to our board his or her own unique background and range of expertise, knowledge, and experience, including as a result of his or her valued service on our board and its committees, that provide our board as a whole with an appropriate and diverse mix of qualifications, skills, and attributes necessary for our board to fulfill its oversight responsibility to our shareholders. The matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience, and oversight responsibilities. The demographic information presented below is based on voluntary self-identification by each nominee. Additional biographical information on each nominee is set out below starting on page 13.

Director	Leadership	Risk Management	Financial	Environment and Climate	Public Policy and Government	Industry and Operations	People and Culture	Gender Expression	Race and Ethnicity

Ignacio S. Galán	●	●		●	●	●	●	Male	Hispanic

John Baldacci	●				●		●	Male	White

Pedro Azagra Blázquez	●	●	●	●	●	●		Male	Hispanic

María Fátima Báñez García	●				●		●	Female	Hispanic

Daniel Alcain Lopez	●	●	●	●		●		Male	Hispanic

Robert Duffy	●	●	●	●	●			Male	White

Teresa Herbert	●	●	●		●		●	Female	White

Patricia Jacobs	●	●			●		●	Female	White

John Lahey	●		●		●		●	Male	White

José Ángel Marra Rodríguez	●	●	●	●		●	●	Male	Hispanic

Santiago Martínez Garrido	●	●		●	●	●	●	Male	Hispanic

José Sáinz Armada	●	●	●	●		●		Male	Hispanic

Alan Solomont	●		●		●		●	Male	White

Camille Joseph Varlack	●	●			●		●	Female	Black

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PROXY STATEMENT / DIRECTORS

Your Board’s Nominees for Director

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the board and the compensation, nominating and corporate governance committee to determine that it is appropriate to nominate these individuals for election at the Annual Meeting to hold office until the 2023 annual meeting and until their successor is elected and qualified. All the nominees currently serve as directors and have indicated that they will be willing and able to serve as directors. All the nominees other than Mmes. Báñez García and Varlack were elected at the 2021 annual meeting of shareholders. Ms. Báñez García was identified as a candidate by the chairman of the board and Ms. Varlack was identified as a candidate by an independent member of the board.

Ignacio S. Galán Director since 2014 Chairman of the Board Executive Committee Chair

Mr. Galán, 71, has served as chairman and chief executive officer of Iberdrola, S.A. since 2006. Mr. Galán has also served as the chairman of the board of directors of Scottish Power Ltd., an energy company in the United Kingdom (“Scottish Power”), since 2007, and as chairman of the board of directors of Neoenergia, S.A., a Brazilian subsidiary of Iberdrola listed on the Sao Paulo stock exchange (“Neoenergia”), since 2017, each subsidiaries of Iberdrola, S.A. Mr. Galán holds honorary degrees from the Universities of Salamanca, Edinburgh and Strathclyde (Glasgow). Mr. Galán graduated as an industrial engineer from the Engineering School (ICAI) of Universidad Pontificia Comillas (Madrid). He also graduated in Business Administration and Foreign Trade from ICADE at Universidad Pontificia Comillas (Madrid) and in General Business Administration and Foreign Trade from the School of Industrial Organisation (EOI) in Madrid.

Among other qualifications, Mr. Galán brings to the board executive leadership experience in the energy industry, including his service as chairman and chief executive officer of a large international public company, along with extensive expertise in sustainable development, risk management, government regulatory and strategic planning, and leadership of complex organizations in the global business environment.

Other current public company directorships

Iberdrola, S.A.

Neoenergia, S.A. (member of the Iberdrola group of companies)

Selected directorships and memberships

Presidential CEO Advisory Board, Massachusetts Institute of Technology

Steering Committee, European Round Table of Industrialists

International Advisory Council, J.P. Morgan Chase & Co.

Member, Electricity Cluster of the World Economic Forum (Davos)

Chairman of the Board of Directors, Scottish Power Ltd.

Board of Trustees, Princess of Asturias Foundation

Board of Trustees, COTEC Foundation

Board of Trustees, Carolina Foundation

Board of Trustees, Comillas-ICAI University Foundation

Board of Trustees, Aspen Institute España

Board of Trustees, Elcano Royal Institute

Royal Board of Trustees, Museo del Prado

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PROXY STATEMENT / DIRECTORS

John Baldacci Director since 2014 Vice Chair of the Board Special Committee Chair

Mr. Baldacci, 67, served as Senior Advisor for Economic Development & Government Relations at Pierce Atwood LLP from 2012 until May 2021. Mr. Baldacci served as the 73rd Governor of the State of Maine from 2003 until 2011. He previously served as director of the U.S. Department of Defense’s Military Health Care Reform Initiative from 2011 to 2012, and U.S. Representative for Maine’s 2nd Congressional District from 1995 to 2003. Mr. Baldacci earned a B.A. in History from the University of Maine at Orono. See the section entitled “Certain Relationships and Related Party Transactions—Other Relationships” in this proxy statement for additional information about Mr. Baldacci.

Among other qualifications, Mr. Baldacci brings senior leadership experience to the board, including his service as the Governor of the State of Maine, along with extensive experience in economic development and government relations.

Selected directorships and memberships

Board of Directors, Jobs for America’s Graduates

Pedro Azagra Blázquez Director since 2019 & from 2014 – 2018 Executive Committee Special Committee

Mr. Azagra Blázquez, 53, was appointed Chief Executive Officer of AVANGRID effective May 29, 2022. Mr. Azagra Blázquez, previously served as the Chief Development Officer of Iberdrola, S.A. from 2008 until May 2022, and Director of Strategy from 1997 to 2001, responsible for corporate development activities of the Iberdrola group. Mr. Azagra Blázquez has served as Professor of Corporate Finance and Mergers and Acquisitions at Universidad Pontificia de Comillas, in Madrid, Spain since 1998. Before joining the Iberdrola group, he worked at Morgan Stanley in London and New York in the investment banking division in advisory, equity and debt transactions. Mr. Azagra Blázquez formerly served on the board of directors of Siemens Gamesa Renewable Energy, S.A. He earned a business degree and a law degree from Universidad Pontificia de Comillas and a M.B.A. from the University of Chicago. Mr. Azagra served as a Second Lieutenant in the Spanish Army ranked 1st in the Academy.

Among other qualifications, Mr. Azagra Blázquez brings to the board senior leadership experience through his service as a senior executive at a large international public company and prior experience leading Iberdrola’s United States business, along with his extensive knowledge of the utilities industry, capital markets and finance, risk management and corporate strategy in the global business environment.

Other current public company directorships

Neoenergia, S.A. (member of the Iberdrola group of companies)

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PROXY STATEMENT / DIRECTORS

María Fátima García

Ms. Báñez García, 55, is a business consultant and advisor and most recently served as an independent member of the board of directors and audit committee of Iberdrola México, S.A. de C.V., a member of the Iberdrola group of companies, from September 2020 until June 2022. She previously served as Minister for Employment and Social Security of the Government of Spain from 2011 to 2018, Acting Minister for Health, Social Services and Equality during 2016, a Member of the Parliament in representation of Huelva in the Congress of Deputies (Spanish lower house of the Spanish legislative branch) from 2009 to 2019, and President of the Foreign Commission of the Congress of Deputies from 2018 to 2019. Ms. Báñez García has a Law and Business Degree from Universidad Pontificia de Comillas – ICADE and an MBA from Harvard University.

Among other qualifications, Ms. Báñez García brings to the board executive leadership experience including her experience as Minister for Employment and Social Security of the Government of Spain, along with a global business perspective and extensive experience in government relations, economic development, public policy, and human capital management.

Other current public company directorships

Laboratorios Farmcéuticos Rovi, S.A.

Selected directorships and memberships

Chair, CEOE Foundation

Daniel Alcain Lopez Director since 2020

Mr. Alcain Lopez, 48, has served as Director of Group Administration and Control of Iberdrola, S.A. since 2020, and from 2018 to 2020 served as Director of Group Risk Management of Iberdrola, S.A. Previously, Mr. Alcain Lopez served as Senior Vice President – Controller of AVANGRID from December 2015 until April 2018. Mr. Alcain Lopez served as chief financial officer of Scottish Power, from April 2012 until December 2015, and Iberdrola USA, Inc., from December 2009 until March 2012. Mr. Alcain Lopez joined the Iberdrola group in 2001 and worked for four years in Latin America within the Control area. He holds two degrees in economy and law from the University of Valladolid.

Among other qualifications, Mr. Alcain Lopez brings to the board executive leadership experience and extensive financial and accounting expertise, experience in strategic planning and risk management of complex organizations, and a global business perspective from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A. (member of the Iberdrola group of companies)

Selected directorships and memberships

Board of Directors, Iberdrola España, S.A.

Board of Directors, Scottish Power Ltd.

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PROXY STATEMENT / DIRECTORS

Robert Duffy Director since 2019 Unaffiliated Committee Chair

Mr. Duffy, 67, has served as President and Chief Executive Officer of the Greater Rochester Chamber of Commerce since January 1, 2015. Prior to working for Rochester Business Alliance, Mr. Duffy served as Lieutenant Governor in New York in Governor Andrew Cuomo’s administration from January 2011 to December 2014. Mr. Duffy previously served as Rochester mayor from January 2006 to January 2011 and as Rochester police chief from March 1998 to April 2005, when he resigned his post to run for mayor. He joined the Rochester Police Department in November 1976. Mr. Duffy holds two degrees from Monroe Community College, a Bachelor of Science degree from Rochester Institute of Technology, and Master of Arts degree from the Maxwell School of Citizenship and Public Affairs at Syracuse University.

Among other qualifications, Mr. Duffy brings to the board senior leadership experience, including his service as the lieutenant governor of New York, along with extensive experience in government relations, economic development, public policy, and risk management.

Selected directorships and memberships

Board of Trustees, State University of New York

Board of Directors, Business Council of New York State

Board of Directors, Center for Governmental Research

Teresa Herbert Director since 2019 Audit and Compliance Committee

Ms. Herbert, 60, has served as President of Independence Holding Company since July 2021, a publicly traded company on the NYSE until the company merged with a wholly owned subsidiary of Geneve Holdings, Inc. She previously served as Chief Financial Officer from 2016 until her appointment as President. Ms. Herbert previously served on the board of directors of Independence Holding Company from 2016 until February 2022. From 2002 to 2016, Ms. Herbert served on the board of directors and as Chief Financial Officer of American Independence Corp., a public company traded on the NASDAQ, until the company was acquired in 2016. Ms. Herbert is a certified public accountant (inactive) and received a Bachelor of Science degree in accounting from Rutgers University.

Among other qualifications, Ms. Herbert brings to the board senior leadership experience, financial and accounting expertise as the chief financial officer of a public company and experience in corporate strategy, risk management, government regulatory and strategic planning.

Selected directorships and memberships

Board of Directors, Independence Pet Holdings, Inc.

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PROXY STATEMENT / DIRECTORS

Patricia Jacobs Director since 2019 Compensation, Nominating and Corporate Governance Committee Unaffiliated Committee

Ms. Jacobs, 58, currently serves as the President of AT&T’s Northern Region, a position she held since July 2020, and previously served as President of AT&T New England from January 2012 to July 2020. Ms. Jacobs held numerous leadership positions at the company including regional vice president for international affairs and regional vice president for federal affairs. Prior to joining AT&T, Ms. Jacobs served as an aide to Congressman Edward J. Markey (D-MA) and as a member of the staff of the Massachusetts Senate’s Commerce and Labor Committee. Ms. Jacobs holds a B.A. from the University of Texas at Austin and an M.A. and Ph.D. in Political Science from Boston College.

Among other qualifications, Ms. Jacobs brings to the board executive leadership experience, including her service as an executive at a global telecommunications business, along with strategic decision-making, risk management, regulatory and public policy expertise.

Selected directorships and memberships

Vice Chair of the Board of Directors, Massachusetts Port Authority

Boards of Directors, John F. Kennedy Library Foundation

Board of Trustees, Boys & Girls Clubs of Boston

Board of Directors, Greater Boston Chamber

Board of Directors, Massachusetts Business Roundtable

Vice Chair, New England Council

John Lahey Director since 2015 Compensation, Nominating and Corporate Governance Committee Chair Executive Committee Unaffiliated Committee

Mr. Lahey, 75, currently serves as President Emeritus and Professor of Philosophy of Quinnipiac University in Hamden, Connecticut, a private, coeducational university and had served as the President of Quinnipiac University for 31 years. Mr. Lahey previously served on the board of directors of UIL Holdings Corporation (which we acquired in 2015) from 1994 to 2015, and as its non-executive chair from 2010 until 2015, and as a member of the board of directors of Independence Holding Company from 2006 until February 2022. Mr. Lahey holds bachelor’s and master’s degrees from the University of Dayton, a master’s degree from Columbia University and a Ph.D. from the University of Miami.

Among other qualifications, Mr. Lahey brings to the board executive leadership experience, including his service as the former president of a prestigious coeducational university, along with strategic decision-making, communications, government regulatory and financial experience through his service on other public company boards.

Selected directorships and memberships

Board of Directors, Yale New Haven Health System

Board of Directors, Alliance for Cancer Gene Therapy

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PROXY STATEMENT / DIRECTORS

José Ángel Marra Rodríguez Director since 2020

Mr. Marra Rodríguez, 55, has served as Director of Human Resources and General Service of Iberdrola, S.A. since July 2018 and, since January 2020, also as Director of Corporate Security. Mr. Marra Rodríguez previously served as Director of Global Services from July 2011 until July 2018 and as Chief Financial Officer from January 2009 until July 2011 of Iberdrola Renovables, S.A. Before joining Iberdrola he held various positions at Banco Bilbao Vizcaya Argentaria (BBVA) and serve as Deputy CFO in Indra Sistemas, S.A., an information technology company. Mr. Marra Rodríguez qualified as an industrial engineer at the Universidad de Comillas (ICAI), has an MBA and completed the General Management Programme of the IESE at the University of Navarre

Among other qualifications, Mr. Marra Rodríguez brings to the board executive leadership experience and extensive financial and accounting expertise and experience in human capital management at complex organizations, and a global business perspective from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A. (member of the Iberdrola group of companies)

Selected directorships and memberships

Board of Directors, Iberdrola México, S.A. de C.V.

Santiago Martinez Garrido Director since 2015 Special Committee

Mr. Martinez Garrido, 53, has served as the Head of Legal Services for Iberdrola, S.A. since 2016 and as the Deputy Secretary of the Iberdrola, S.A. board of directors since 2015. Mr. Martinez Garrido has also served as a member of the board of Neoenergia since 2014 and as a director of Elecktro Holdings, S.A. from 2012 to 2018. Previously, he served as Head of Corporate Legal Services of Iberdrola, S.A., secretary of the board of directors of Iberdrola Renovables, S.A., secretary of the board of directors of Iberdrola España, S.A.U. and secretary of the board of directors of Fundación Iberdrola, the charitable foundation of Iberdrola, S.A. Before joining Iberdrola, S.A., Mr. Martinez Garrido served as Chief of Staff of the Minister of Justice of Spain and of the Justice Secretary of State of Spain from 2000 to 2004. Mr. Martinez Garrido has served as the secretary of the board of trustees of the Royal Academy of Jurisprudence and Legislation in Madrid since 2014. Mr. Martinez Garrido is a State Lawyer and has a degree in Law from Universidad Complutense in Madrid, a degree in Business Studies from Colegio Universitario San Pablo in Madrid and a PhD from Universidad Autónoma de Barcelona.

Among other qualifications, Mr. Martinez Garrido brings to the board executive leadership experience and extensive legal expertise in the energy industry, along with a global business perspective from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A. (member of the Iberdrola group of companies)

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PROXY STATEMENT / DIRECTORS

José Sáinz Armada Director since 2014 Compensation, Nominating and Corporate Governance Committee Executive Committee

Mr. Sáinz Armada, 62, has been the Chief Financial, Control and Resources Officer of Iberdrola, S.A. since 2020. Mr. Sáinz Armada served as the Chief Financial and Resource Officer from 2015 until 2020 and as the Chief Financial Officer from 2004 to 2015. Before joining Iberdrola, S.A., Mr. Sáinz Armada started his professional career at JP Morgan. He then held various positions at Argentaria Bolsa, Banco de Negocios Argentaria, Argentaria and Banco Bilbao Vizcaya Argentaria, S.A. (BBVA). Mr. Sáinz Armada earned a degree in Law and Business Administration from the Catholic Institute of Business Administration from the Universidad Pontificia de Comillas Madrid and a M.B.A. from INSEAD in Fontainebleau, France.

Among other qualifications, Mr. Sáinz Armada brings to the board financial and accounting expertise as the chief financial and resources officer of a large international public company and experience in corporate strategy, risk management, and strategic planning of complex organizations from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A. (member of the Iberdrola group of companies)

Selected directorships and memberships

Board of Directors, Scottish Power Ltd. (member of the Iberdrola group of companies)

Alan Solomont Director since 2014 Audit and Compliance Committee Chair

Mr. Solomont, 73, is Dean Emeritas of the Jonathan M. Tisch College of Civic Life at Tufts University and served as dean from January 2014 until July 2021 and as the chairman of the board of directors of the Spain-U.S. Chamber of Commerce since 2013. He previously served as United States Ambassador to Spain and Andorra from 2009 to 2013. Prior to his posting to Madrid, he was a member of the bipartisan board of directors of the Corporation for National and Community Service beginning in 2000, and he was elected chair in 2009. Mr. Solomont has a B.A. in political science and urban studies from Tufts University and a B.S. in nursing from the University of Massachusetts Lowell.

Among other qualifications, Mr. Solomont brings to the board extensive experience in the nonprofit sector, government relations, and strategic decision-making and financial experience through his service as Ambassador to Spain and Andorra and as a dean of a major United States university.

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PROXY STATEMENT / DIRECTORS

Camille Joseph Varlack

Ms. Varlack, 46, has served as founding partner and the chief operating officer of Bradford Edwards & Varlack, LLP, a complex civil and commercial litigation firm based in New York, New York, since September 2020. She previously served as chief operating officer and deputy general counsel of Pierce Bainbridge LLP, a national civil litigation firm, from April 2019 to August 2020, as a member of the New York State COVID-19 Task Force from March 2020 to June 2020, in the New York State Executive Chamber as Deputy Director of State Operations from March 2018 to April 2019 and as the Chief Risk Officer and Special Counsel from July 2017 to April 2019. From May 2015 to August 2017, she served as Special Counsel to the Superintendent for Ethics, Risk and Compliance for the New York State Department of Financial Services. Ms. Varlack has a J.D. from Brooklyn Law School and a B.A. from the State University of New York at Buffalo and is admitted to the Bar of the State of New York.

Among other qualifications, Mr. Varlack brings over 18 years of hands-on experience in public and private sector legal and operational leadership to the board including extensive experience in risk management, government relations, ethics and compliance, cybersecurity and human capital management.

Selected directorships and memberships

Board of Trustees, State University of New York

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PROXY STATEMENT / DIRECTORS

Director Not Standing for Reelection

The term of office of Ms. Timm will expire on the day of the Annual Meeting and she will not stand for re-election.

Elizabeth Timm Director since 2016 Audit and Compliance Committee

Ms. Timm, 68, is the retired Maine Market President of the Bank of America (NYSE: BAC) and its predecessor company, Fleet Bank. Ms. Timm served in this role from 1998 until 2012. Ms. Timm served as a management and financial consultant for RE/MAX By the Bay in Portland from 2012 until December 2015. Ms. Timm served as an independent director of Networks, our wholly-owned subsidiary, and chair of the Networks audit and compliance committee from March 2015 until her election to our board. Ms. Timm holds a Bachelor of Arts degree in Psychology from the University of Maine and an M.B.A. in Business from the University of Southern Maine.

Selected directorships and memberships

Board of Directors, Olympia Snowe Women’s Leadership Institute

Board of Directors, University of Maine System

Board of Directors, Girl Scouts of Maine

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PROXY STATEMENT / DIRECTORS

Director Compensation

Members of the board who are not employees of AVANGRID (“non-employee directors”) received compensation for their board service, which is reviewed annually by the compensation, nominating and corporate governance committee. For 2021, the board determined the form and amount of non-employee director compensation described below after reviewing the compensation, nominating and corporate governance committee’s recommendation. In 2021, non-employee directors received an annual cash retainer of $140,000. In 2021, each of the chair and the vice chair of the board of directors received an additional annual cash retainer of $60,000; the chair of each of the audit and compliance committee, compensation, nominating and corporate governance committee, and the unaffiliated committee received an additional cash retainer of $30,000; and each non-employee director that was a member of one or more committees of the board received an additional cash retainer of $30,000. All retainers are paid in quarterly installments. The following table shows information regarding the compensation earned during 2021 to each non-employee director serving on the AVANGRID board during 2021. Our former Chief Executive Officer, Mr. Arriola was appointed to the board in July 2020 and notified AVANGRID of his intention to leave the business, effective May 28, 2022, and did not receive any compensation for his service as a member of the AVANGRID board. On May 31, 2022, Mr. Arriola resigned from the board.

Name	Fees Earned or Paid in Cash ($)	Total ($)

Ignacio S. Galán	200,000	200,000

John Baldacci	200,000	200,000

Daniel Alcain Lopéz	140,000	140,000

Pedro Azagra Blázquez	140,000	140,000

Robert Duffy	200,000	200,000

Teresa Herbert	170,000	170,000

Patricia Jacobs	170,000	170,000

John Lahey	200,000	200,000

José Ángel Marra Rodríguez	140,000	140,000

Santiago Martinez Garrido	140,000	140,000

José Sáinz Armada	170,000	170,000

Alan Solomont	200,000	200,000

Elizabeth Timm	170,000	170,000

At its meeting on February 16, 2022, after reviewing the compensation, nominating and corporate governance committee’s recommendation, the board determined to maintain the same form and amount of director compensation from 2021 for 2022.

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PROXY STATEMENT / CORPORATE GOVERNANCE

Corporate Governance

This section describes our governance and sustainability system and the role and structure of our board.

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PROXY STATEMENT / CORPORATE GOVERNANCE

Governance and Sustainability System

AVANGRID’s governance and sustainability system (the “AVANGRID Governance and Sustainability System”) is integral to the company’s corporate purpose and the creation of sustainable value for society, customers, and shareholders. Reflecting the purpose and values of the AVANGRID group, the AVANGRID Governance and Sustainability System is inspired by and based upon a commitment to ethical principles, transparency, and leadership in the application of best practices in good governance and is designed to be a working structure for principled actions, effective decision-making, and appropriate monitoring of both compliance and performance. AVANGRID’s charter, by-laws, corporate policies, the internal corporate governance rules and the other internal codes and procedures approved or adopted by AVANGRID’s Board of Directors form the framework of governance of AVANGRID, including our corporate governance guidelines, code of business conduct and ethics, and committee charters. Reflecting our commitment to continuous improvement and best practices, the board, upon the recommendation of the compensation, nominating and corporate governance committee, approved a refreshment of the AVANGRID Governance and Sustainability System that, among other things, reflected AVANGRID’s commitment to governance by adopting a new unaffiliated committee charter setting forth the duties and responsibilities delegated to such committee in the shareholder agreement, dated December 16, 2015, between AVANGRID and Iberdrola, S.A. (the “Shareholder Agreement”). The unaffiliated committee charter also formalizes provisions related to the organization, structure and operation of such committee. The AVANGRID Governance and Sustainability System, including our corporate governance guidelines, code of business conduct and ethics, and committee charters are publicly available in the Corporate Governance section of AVANGRID’s website at www.avangrid.com.

Board Leadership Structure

The board periodically reviews its leadership structure and the responsibilities and composition of its standing committees to determine whether they continue to serve AVANGRID and its shareholders. The structure and composition of the board and its committees are intended to leverage the diverse experience of the board members and promote effective oversight.

The AVANGRID Governance and Sustainability System allows the flexibility to separate or consolidate the positions of chairman of the board and chief executive officer. The board believes its current leadership structure, which separates the roles of chairman and chief executive officer, best serves the objectives of the board’s oversight of management, the board’s ability to carry out its roles and responsibilities on behalf of AVANGRID’s employees, customers, shareholders and other key stakeholders, and AVANGRID’s overall corporate governance. The board also believes that the separation of the roles of chairman and chief executive officer allows the chief executive officer to focus more of his time and energy on operating and managing the company and leverages the chairman’s experience in the energy industry.

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PROXY STATEMENT / CORPORATE GOVERNANCE

The Controlled Company Exemption

AVANGRID is a “controlled company” within the meaning of the rules of the NYSE because Iberdrola, S.A. owns more than 50% of the company’s outstanding shares of common stock. Consequently, AVANGRID is not required to comply with certain of the NYSE listed company requirements, such as the requirement to have a majority of “independent” directors on AVANGRID’s board of directors, or the requirement to have compensation and nominating/corporate governance committees comprised of fully “independent” directors. Nonetheless, the board has established a compensation, nominating and corporate governance committee, comprised of a majority of independent directors, and an unaffiliated committee, comprised solely of independent directors, to assist the board in exercising its oversight responsibilities.

Director Independence

Due to AVANGRID’s status as a “controlled company,” we rely on certain exemptions from the rules of the NYSE that would otherwise require that our board be comprised of a majority of “independent” directors as defined under the rules of the NYSE. AVANGRID is required to have an “independent” audit committee under the NYSE’s listed company requirements. See the section entitled “Corporate Governance—Audit and Compliance Committee” for additional information.

The board has undertaken a review of the independence of each director nominee. Based on this review, the board has determined that each of Mmes. Báñez García, Herbert, Jacobs and Varlack and Messrs. Baldacci, Duffy, Lahey and Solomont do not have a material relationship with the AVANGRID Group (either directly or as a partner, shareholder or officer of an organization that has a relationship with the AVANGRID Group) and that each of these nominees is “independent” under the rules of the NYSE.

Board Meetings

During 2021, the board held seven meetings, with each member of the board attending all of the board meetings.

AVANGRID expects all directors to attend the annual meeting of shareholders. All directors serving at the time attended our 2021 annual meeting of shareholders.

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PROXY STATEMENT / CORPORATE GOVERNANCE

Committees Composition

The board has established four standing committees—an audit and compliance committee, compensation, nominating and corporate governance committee, executive committee, and unaffiliated committee. The current composition and responsibilities of each standing committee is described below. The board also has established an ad hoc special committee more particularly described below. Members serve on committees until their resignation or until otherwise determined by the board of directors.

Director	Audit and Compliance Committee	Executive Committee	Unaffiliated Committee	Compensation, Nominating and Corporate Governance	Special Committee

Ignacio S. Galán

John Baldacci

Daniel Alcain Lopez

Pedro Azagra Blázquez

Robert Duffy

Teresa Herbert

Patricia Jacobs

John Lahey

José Ángel Marra Rodríguez

Santiago Martínez Garrido

José Sáinz Armada

Alan Solomont

Elizabeth Timm

         Chair           Member

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PROXY STATEMENT / CORPORATE GOVERNANCE

Audit and Compliance Committee

The audit and compliance committee assists the board in oversight and monitoring of AVANGRID’s financial statements and other financial information provided by AVANGRID to its shareholders and others; compliance with legal, regulatory, and public disclosure requirements; the independent auditors, including their qualifications and independence; AVANGRID’s systems of internal controls, including the internal audit function; treasury and finance matters; enterprise risk management; physical and cybersecurity; and the auditing, accounting, and financial reporting process generally. The audit and compliance committee also appoints AVAGRID’s independent registered public accounting firm and pre-approves the services performed by such firm.

Mmes. Timm and Herbert currently serve on and, during 2021, served on the audit and compliance committee, with Mr. Solomont serving as the chair. All current members of the audit and compliance committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. In addition, the board has determined that Mmes. Herbert and Timm are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933 and each have the requisite accounting or related financial management expertise as set forth in the NYSE corporate governance rules. The board has determined that each of the members of the audit and compliance committee is “independent” as defined under the NYSE listing standards and under Rule 10A-3(b)(1) of the Exchange Act of 1934, as amended (the “Exchange Act”). The audit and compliance committee operates under a written charter adopted by the board in accordance with applicable rules of the NYSE and the SEC, which is available on the company’s website at www.avangrid.com. The audit and compliance committee met nine times during 2021, with each of the committee members attending all of the meetings.

Compensation, Nominating and Corporate Governance Committee

The compensation, nominating and corporate governance committee is responsible for reviewing and approving executive officer compensation and executive incentive compensation plans and equity-based plans; administering the company’s executive incentive compensation plans and equity-based plans; reviewing, and recommending to the board for approval, director compensation; periodically reviewing the chief executive officer succession plan; determining the qualifications, qualities, skills, and other expertise required to be a director; reviewing and making recommendations to the board regarding the selection and approval of the nominees for director; overseeing the company’s corporate governance policies and procedures; overseeing environmental, social and governance risk management and AVANGRID’s non-financial sustainability reporting; and overseeing the board and committee annual self-evaluation process

For a description of the compensation, nominating and corporate governance committee’s processes and procedures, including the roles of the independent compensation consultant and AVANGRID’s executive officers in support of the compensation decision-making processes, see the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

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PROXY STATEMENT / CORPORATE GOVERNANCE

Ms. Jacobs and Mr. Sáinz Armada currently serve on and, during 2021, served on the compensation, nominating and corporate governance committee, with Mr. Lahey serving as chair. Ms. Jacobs and Mr. Lahey are “independent” as defined under the NYSE listing standards applicable to compensation committee members. The company relies on the controlled company exemption from the rules of the NYSE that would otherwise require the compensation, nominating and corporate governance committee be comprised of solely “independent” directors as defined under the rules of the NYSE.

The compensation, nominating and corporate governance committee operates under a written charter adopted by the board, which is available on the company’s website at www.avangrid.com. The compensation, nominating and corporate governance committee held ten meetings during 2021, with each committee member attending all of the meetings.

To the extent the board and compensation, nominating and corporate governance committee deem appropriate, executive compensation matters relating to or governed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or Rule 16b-3 of the Exchange Act, are delegated to a subcommittee of the compensation, nominating and corporate governance committee comprised entirely of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act (the “compensation subcommittee”). Ms. Jacobs and Mr. Lahey currently serve on the compensation subcommittee. The compensation subcommittee serves to (i) establish, administer, approve and certify (for the purposes of satisfying the performance-based compensation exception under Section 162(m) of the Code, to the extent still applicable) performance goals for employee compensation awards and (ii) review and approve (for purposes of Rule 16b-3 of the Exchange Act) compensation grants and awards by the company of its securities to an officer or director of the company. Prior to the payment of any compensation awarded by the compensation subcommittee, all compensation decisions by the compensation subcommittee are subject to ratification from the full board.

Executive Committee

The board has established an executive committee, which may exercise all the powers of the board when the full board is not in session, to the extent permitted by applicable law. The executive committee has not been delegated, and may not exercise, the authorities and duties assigned to the audit and compliance committee or the unaffiliated committee. Messrs. Azagra Blázquez, Lahey, and Sáinz Armada currently serve on and, during 2021, served on the executive committee, with Mr. Galán serving as chair. Mr. Arriola served on the executive committee during 2021 until his resignation from the board on May 31, 2022. The executive committee held six meetings during 2021, with each of the committee members attending all of the meetings.

Unaffiliated Committee

The unaffiliated committee was established in accordance with the Shareholder Agreement and, among other things, is responsible for reviewing and approving all transactions entered into between the company and Iberdrola, S.A., or its affiliates and ensuring that such transactions are entered into on an arms’ length basis. The unaffiliated committee operates under a

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PROXY STATEMENT / CORPORATE GOVERNANCE

written charter adopted by the board, which is available on the company’s website at www.avangrid.com. Ms. Jacobs and Mr. Lahey currently serve on and, during 2021, served on the unaffiliated committee, with Mr. Duffy serving as the chair. The unaffiliated committee is comprised solely of “independent” directors. The unaffiliated committee held five meetings during 2021, with each of the committee members attending all of the meetings.

Special Committee

The board has established a special committee, which is responsible for, among other things, carrying out the responsibilities delegated by the board relating to oversight of New England Clean Energy Connect (NECEC) transmission line project. The special committee operates under a written charter adopted by the board, which is available on the company’s website at www.avangrid.com. Messrs. Azagra Blázquez and Martínez Garrido currently serve on and, during 2021, served on the special committee, with Mr. Baldacci serving as the chair. The special committee held nine meetings during 2021, with each of the committee members attending more than 85% of the meetings.

Executive Sessions

In accordance with our corporate governance guidelines, to ensure that non-management directors serve as an effective check on management and to encourage open discussion among such non-management directors, our non-management directors meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year. Our chairman, a non-management director, presides at these meetings. In accordance with the NYSE rules, our independent directors also meet in an executive session at least once a year. Mr. Lahey presided at the executive sessions of independent directors during 2021.

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PROXY STATEMENT / CORPORATE GOVERNANCE

Annual Board Assessment

The board utilizes a comprehensive, multi-part process for its ongoing self-assessment to ensure that the board and its committees are working effectively together, and its processes reflect best practices. The board also uses the results of this self-assessment process to assist it when reviewing its composition. While the formal self-assessment and independent corporate governance review described below is conducted on an annual basis, directors share perspectives, feedback and suggestions continuously throughout the year. The compensation, nominating and corporate governance committee designs and establishes the overall assessment framework.

01.	The board conducts an annual self-assessment to review the effectiveness of the board and its committees. In this comprehensive review, the self-assessment focuses on:

	•	The composition and performance of the board, including the size, mix of skills and director refreshment practices;
	•	The quality and scope of the materials distributed in advance of meetings;
	•	The board’s access to company executives and operations;
	•	The promotion of rigorous decision-making by the board and its committees; and
	•	The overall functioning of the board and its committees.

02.	Each of the audit and compliance committee, compensation, nominating and corporate governance committee, and unaffiliated committee also perform an annual self-assessment.

03.

Annually, AVANGRID engages PwC to conduct an independent assessment of its corporate governance practices and the corporate governance practices of its principal subsidiaries and to recommend improvements to the operations of the board and its committees. The independent assessment focuses on:

	•	Compliance with governance requirements; and
	•	Alignment with trends in corporate governance.

04.	The results of the board and committee self-assessments are compiled and presented to the board along with the results of the independent corporate governance assessment.

05.

Items identified in the board and committee self-assessments and/or the independent corporate governance assessment requiring follow-up are monitored on an ongoing basis by the board and by AVANGRID management.

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PROXY STATEMENT / CORPORATE GOVERNANCE

Risk Management Oversight

In the normal course of its business, AVANGRID is exposed to a variety of risks, including political and regulatory risks, climate-related risks, credit and investment risks, and cybersecurity and other operational risks. In connection with the board’s oversight function, the board oversees management’s identification, assessment, and mitigation of risks related to our company, business, and people and AVANGRID’s policies and procedures for managing risk.

Selected areas of board, committee and management risk oversight in 2021:

Board of Directors

Continuous oversight of overall risks with emphasis on strategic risks including risk-

related to climate change and COVID-19 response, and policies and procedures related to risk oversight.

Audit and Compliance

Committee

Financial reporting, internal controls

and financial risks, principal

operating risks, compliance and

ethics risks, credit and investment

risks, related party transactions,

political and regulatory risks, and

physical and cyber security risks.

Compensation, Nominating and

Corporate Governance

Committee

Compensation policies, practices and

incentive-related risks and

environmental, social and governance-

related risks including human capital

management-related risks.

Management

Identification, assessment and management of risks and development of risk management infrastructure through the risk division and a risk committee, which is comprised of key members of management including the chief executive officer, the director of the risk division, the general counsel, and the director of internal audit.

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Transparency

We publicly disclose information about our business across a number of topics including our environmental, social, and governance efforts across the company including commitments, programs, and progress on our environmental social and governance goals. This includes our Sustainability Report, Global Reporting Initiative (GRI) Report, EEI and AGA ESG/Sustainability Report, Sustainability Accounting Standard Board (SASB) Report, and UN Energy Compact Report, each of which is available in the Sustainability section of www.avangrid.com.

Shareholder Engagement

We proactively engage with shareholders and other stakeholders throughout the year to learn their perspectives on significant issues, including company performance and strategy, corporate governance, executive compensation, and environmental, social, and governance topics. This engagement helps us better understand the issues that matter most to our shareholders and address them effectively. We take feedback and insights from our engagement with shareholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and further share them with our board as appropriate. In 2021, we reached out to shareholders to discuss the structure of the AVANGRID Governance and Sustainability System, executive compensation, the skills of our directors, and our sustainability achievements. The board carefully considers shareholder feedback.

Communications with the Board

Any shareholder or interested party who wishes to communicate or request a meeting with members of the board or with only non-management directors or any specified individual director may do so by writing to AVANGRID’s corporate secretary at the address below. All communications will be reviewed by our legal services division who will, in consultation with our chairman of the board, determine whether the subject matter of the communication deals with the functions of the board or committees thereof or that our legal services division, in consultation with our chairman of the board, otherwise determine should be brought to the attention of the non-management directors, the full board, or one or more of its committees, as well as whether any response to the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

Senior Vice President—General Counsel and Corporate Secretary AVANGRID, Inc. 180 Marsh Hill Road Orange, Connecticut 06477

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Code of Business Conduct and Ethics

AVANGRID has a code of business conduct and ethics that applies to all employees including AVANGRID’s principal executive officer, principal financial officer, principal accounting officer, directors, and other senior financial officers. The code is intended to provide guidance to employees, management, and the board to assure compliance with law and promote ethical behavior. Any amendment to the code, or any waivers of its requirements, will be disclosed if required on the company’s website at www.avangrid.com.

Compensation, Nominating and Corporate Governance Committee Interlocks and Insider Participation

Messrs. Lahey and Sáinz Armada and Ms. Jacobs deliberated on executive compensation matters in their capacity as members of the compensation, nominating and corporate governance committee during 2021. None of these directors is, or has ever been, an officer or employee of AVANGRID or any of our subsidiaries. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our board.

Review, Approval, or Ratification of Transactions with Related Persons

The board has adopted a written policy for approval of transactions in which AVANGRID was, is or will be a participant and in which its directors, director nominees, executive officers, greater than 5% beneficial owners, and each of their respective immediate family members has or will have a direct or indirect material interest, where the amount involved in the transaction exceeds or is expected to exceed $120,000. A copy of this policy, the related party transaction policy, is available on the company’s website at www.avangrid.com. The policy provides that the audit and compliance committee reviews all transactions subject to the policy (other than transactions between AVANGRID and/or one of its subsidiaries, on the one hand, and Iberdrola, S.A. and/or its affiliates, on the other hand, which are subject to review by the unaffiliated committee pursuant to the Shareholder Agreement) and determines whether or not to approve or ratify those transactions. In addition, the audit and compliance committee has delegated authority to the chair of the audit and compliance committee to pre-approve or ratify transactions under certain circumstances. The policy prohibits any director from participating in any review, discussion, consideration, or approval of any transaction subject to the policy for which such director or his or her family member is a related party, except that such director is required to provide all material information concerning the interested transaction to the audit

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PROXY STATEMENT / CORPORATE GOVERNANCE

and compliance committee. In reviewing transactions subject to the policy, the audit and compliance committee, or the chair of the audit and compliance committee, as applicable, considers among other factors it deems appropriate:

•	the benefits to the company;

•	the impact on a director’s independence, if applicable;

•

the opportunity costs of other sources for comparable products or services, including whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third-party under the same or similar circumstances;

•	the terms of the transaction; and

•	the actual or apparent conflict of interest of the related party.

Certain Relationships and Related Party Transactions

Below is a description of all related party transactions since January 1, 2021 that are required to be disclosed under SEC rules.

Relationship with Iberdrola, S.A.

Iberdrola, S.A. currently directly holds 81.5% of the outstanding shares of AVANGRID common stock. As the company’s controlling shareholder, Iberdrola, S.A. will continue to exercise significant influence over AVANGRID, including the composition of our board and any action requiring the approval of our shareholders. Other than the May 2021 private placement described in more detail below, transactions with Iberdrola, S.A. relate predominantly to pass-through charges of corporate services/management fees. These corporate services are entered into on an arm’s length basis and are aimed at maximizing our operating efficiency in an efficient and flexible service model. The corporate services are provided at market quality, and subject to audit and dispute resolution procedures.

The Shareholder Agreement

On December 16, 2015, we completed the acquisition of UIL pursuant to a merger agreement. In connection with the transaction, we entered into the Shareholder Agreement on December 16, 2015 with Iberdrola, S.A. The Shareholder Agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on our board, minority protections that limit the disposal or transfer of shares of the company by Iberdrola, S.A., registration rights, preemptive rights, and protections for us relating to affiliate transactions and business opportunities, which are described in more detail below.

•

The Shareholder Agreement provides that the company will, after December 16, 2020, have at least four “independent” directors (as defined in the Shareholder Agreement), provided that Mr. Baldacci may be deemed independent directors

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for this purpose (until December 16, 2020, only five “independent” directors (as defined in the Shareholder Agreement) were required). Additionally, in the event of the resignation, removal or death of Mr. Baldacci (or his respective replacement on the board), or if Mr. Baldacci (or his respective replacement on the board) decides not to stand for reelection to our board or are otherwise unwilling or unable to serve on our board, Iberdrola, S.A. will nominate a person to serve on our board of directors who qualifies as an independent director pursuant to the rules of the NYSE and applicable law.

•

The Shareholder Agreement provides that the board must establish an unaffiliated committee made up of “independent” directors (as defined in the Shareholder Agreement). Under the Shareholder Agreement, a director is considered “independent” if he or she is independent under the rules of NYSE with respect to AVANGRID, and would be independent under the rules of NYSE with respect to Iberdrola, S.A. if he or she was a director of Iberdrola, S.A. The unaffiliated committee is responsible for, among other things, reviewing and authorizing transactions between AVANGRID and/or one of its subsidiaries, on the one hand, and Iberdrola, S.A. and/or its affiliates, on the other hand.

•

Iberdrola, S.A., on behalf of itself and its affiliates, is entitled to unlimited requests for demand registrations, piggyback registrations, and shelf registration statement filings following the closing of the acquisition, in each case, subject to certain customary limitations. Iberdrola, S.A. also has the right to specify the method of distribution of securities, including an underwritten public offering, and approve the underwriters. Additionally, Iberdrola, S.A. has preemptive rights to protect against dilution for issuances of equity.

•

Iberdrola, S.A. is prohibited from effectuating a “going private” transaction, or any other similar transaction that results in the company no longer being a publicly traded company, without the prior approval of both the unaffiliated committee and a majority of the voting power of the shareholders not affiliated with the company. Subject to certain exceptions, the Shareholder Agreement generally prohibits Iberdrola, S.A. from causing the company to, and the company from, entering into or effectuating any transaction for the acquisition of the company by another entity, including any stock acquisition, reorganization, merger or consolidation, that results in all shareholders of the company exchanging their voting securities for cash or securities, unless all shareholders of the company are entitled to the same per share consideration to be received in such transaction as Iberdrola, S.A.

•

The Shareholder Agreement provides protections to us relating to transactions with Iberdrola, S.A. and its affiliates. The services provided by Iberdrola, S.A. or its affiliates to us and our subsidiaries and joint ventures at completion of the acquisition are provided by Iberdrola, S.A. or its affiliates at a cost to us not higher than the cost reflected in the expenses shown in our 2014 International Financial Reporting Standards (“IFRS”) audited consolidated financial statements, except (i) in the case of ordinary course, market adjustments of such costs made on an arms’ length basis, or (ii) as otherwise approved by the majority of the members of the unaffiliated committee. Furthermore, we do not intend to enter into any transaction between, or involving, Iberdrola, S.A. or any of its subsidiaries or controlled joint ventures, on the one hand, and us or our subsidiaries or controlled joint ventures, on the other hand, unless the transaction is both approved by a majority of members of the unaffiliated committee and entered into on an arms’ length basis.

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•

The Shareholder Agreement permits Iberdrola, S.A. and its affiliates to conduct business that may be competitive with our business, while restricting actions by Iberdrola, S.A. and its controlled affiliates that could interfere with the ability of our executive officers to conduct the company’s business. Pursuant to the Shareholder Agreement, we recognize and acknowledge that Iberdrola, S.A. and its affiliates own, engage or participate in businesses and business activities that compete, or may compete, with our business and the business of our subsidiaries. We acknowledge and agree that neither the execution of the merger agreement, Shareholder Agreement, or the completion of any transactions contemplated thereby will preclude or limit Iberdrola, S.A. and its affiliates from, directly or indirectly, owning, engaging, or participating in any business or business activity at any time and in any geographical location, including such businesses or business activities that compete, or may compete, with our business or the business activities of our subsidiaries or any of their respective businesses.

However, the Shareholder Agreement provides that as long as Iberdrola, S.A. continues to own 50% or more of the outstanding voting stock of the company, Iberdrola, S.A. will not engage in any action that is reasonably expected to impair the executive officers of the company and its subsidiaries from conducting the business or operations in a manner consistent with such business or operation of the company and its subsidiaries immediately following completion of the acquisition.

•	Iberdrola, S.A. has been granted certain information and access rights to information related to our and our subsidiaries’ businesses, operations, plans, and prospects.

We and Iberdrola, S.A. will not be able to amend the Shareholder Agreement without the prior approval of both our board of directors and a majority of the members of the unaffiliated committee. The Shareholder Agreement will remain in effect as long as Iberdrola, S.A. owns more than 20% of the outstanding voting stock of the company. Following any termination of the Shareholder Agreement, Iberdrola, S.A. will have one demand registration right, subject to customary limitations and exceptions, and piggyback registration rights with respect to any registration proposed by the company, subject to customary “cut back” provisions. The laws of the State of New York will govern the Shareholder Agreement as long as we remain a New York corporation. If we are redomiciled to Delaware, the laws of the state of Delaware will govern the Shareholder Agreement.

The Framework Agreement and Declaration of Acceptance

On July 16, 2015, we entered into the Declaration of Acceptance with Iberdrola, S.A. (“2015 declaration of acceptance”), making us a party to the framework agreement for 2015 and detailing the corporate services Iberdrola, S.A. provided to us or to any of our affiliates in 2015. The framework agreement governs the relationship between Iberdrola, S.A. and the various Iberdrola, S.A. entities, with respect to the corporate services Iberdrola, S.A. contracts to provide each relevant entity. Pursuant to the framework agreement, and under the Iberdrola group’s “One Corporation” structure, Iberdrola, S.A. provided efficient and flexible corporate services to us and our subsidiaries. Our entry into the 2015 declaration of acceptance was approved by a committee comprised solely of our independent directors. On July 14, 2016, the unaffiliated committee approved a new declaration of acceptance detailing the corporate services Iberdrola, S.A. provided to us or any of our affiliates (“2016 declaration of acceptance” and together with the 2015 declaration of acceptance, the “declarations of acceptance”).

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Pursuant to the declarations of acceptance, Iberdrola, S.A. provides various corporate services to us including, among other services, those relating to the management of buildings and leases, surveillance and maintenance of buildings, international and corporate security, human resources, brand management, procurement, management of the SAP corporate platform, research and development, quality control, insurance, information technology, and general administration. Pursuant to the 2015 declaration of acceptance and in accordance with the merger agreement, the foregoing services and the price thereof were entered into on an arms’ length basis and on financial and other material terms no less favorable to us and our subsidiaries than applicable agreements or arrangements in respect of such corporate or other shared services existing as of February 25, 2015, and did not result in a higher cost to us or our subsidiaries and affiliates than the aggregate costs for such services reflected in the 2014 IFRS audited consolidated financial statements of AVANGRID, except to the extent related to ordinary course market adjustments made on an arm’s length basis or as otherwise approved by the majority of the members of the unaffiliated committee. All new, future services to be provided by Iberdrola, S.A. or its affiliates to us and our subsidiaries must be on an arm’s length basis and approved by the unaffiliated committee

By entering into the 2016 framework agreement via the 2016 declaration of acceptance, any previous framework agreements between us and Iberdrola, S.A. were terminated by operation of law. The framework agreement covers any services provided by Iberdrola, S.A. as of January 1, 2016, and remains in force as long as we and/or our subsidiaries continue to operate as a subsidiary of Iberdrola, S.A. in accordance with the provisions of Article 42 of the Spanish Commercial Code. As soon as we or any of our subsidiaries ceases to be a subsidiary of Iberdrola, S.A., the contractual relationship under the framework agreement will be terminated between such AVANGRID entity and Iberdrola, S.A. This declaration of acceptance remains in force under the same terms unless any ground for termination of the framework agreement arises.

Under the framework agreement, Iberdrola, S.A. must provide the relevant services pursuant to standard market conditions. Iberdrola, S.A. cannot receive financial or other types of consideration on a more favorable basis than what a third party in a substantially similar circumstance would receive. services Iberdrola, S.A. must provide the relevant services in a manner that will not impair our decision-making capacity, while we must provide accurate and complete information to Iberdrola, S.A. to enable Iberdrola, S.A. to effectively provide the relevant services. Iberdrola, S.A. must provide the relevant with a level of expertise, care, and diligence that a company providing these services on the open market would provide. We assume any liability that may derive from damage or losses attributable to the instructions or information provided to Iberdrola, S.A.; provided that Iberdrola, S.A. will only be liable for non-performance, defective performance, or negligence. Iberdrola, S.A. is also required to notify us before December 31 of each year regarding the estimated price for each service contracted for the following year.

The framework agreement contains provisions relating to confidentiality, requiring each party to safeguard all information received by the other under the framework agreement. The framework agreement is governed by the laws of Spain and contains arbitration provisions for purposes of dispute resolution. The framework agreement cannot be modified or assigned without our prior written consent or the prior written consent of Iberdrola, S.A. We made payments to Iberdrola, S.A. pursuant the framework agreement in the approximate amount of $37.6 million for the year ended December 31, 2021.

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Agreements Related to Liquidity Resources and Guarantee and Support

We manage our overall liquidity position as part of the broader Iberdrola group of companies and, on December 1, 2017, AVANGRID entered into a customer liquidity agreement (the “Customer Liquidity Agreement”) with Bank of America, National Association (“BOA”), Iberdrola, S.A., Iberdrola Mexico, S.A. de C.V., and Scottish Power Ltd. Under the Customer Liquidity Agreement, the participants, including AVANGRID, may deposit funds with or borrow from BOA, provided that the balance of funds deposited less funds borrowed by all participants in the aggregate is not less than zero. Deposits are available for next day withdrawal. Simultaneous with entry into the Customer Liquidity Agreement, AVANGRID and Iberdrola, S.A. entered into an indemnification agreement pursuant to which Iberdrola, S.A. has agreed to indemnify AVANGRID against all damages, charges, costs, fees, and other expenses that the company or its subsidiaries may incur arising out of the deposits or borrowings by Iberdrola, S.A., or by the subsidiaries or affiliates of Iberdrola, S.A., other than AVANGRID or its subsidiaries pursuant to the Customer Liquidity Agreement. Deposit amounts, if any, are reflected in our consolidated balance sheet under cash and cash equivalents. The was no balance under this agreement at December 31, 2021.

On June 18, 2018, AVANGRID entered into a credit facility with Iberdrola Financiacion, S.A.U., a member of the Iberdrola group. The facility has a limit of $500 million and matures on June 18, 2023. AVANGRID pays a facility fee of 10.5 basis points annually on the facility. AVANGRID has not borrowed any amounts under this credit facility.

AVANGRID also was a party to a current account agreement with Iberdrola Canada Energy Services Ltd. (“ICES”) pursuant to which either party could borrow from or lend to the other party at a variable interest rate determined by adding a benchmark interest rate plus a pre-determined applicable rate, which varies based on the transaction currency and the identity of the lender. AVANGRID had maximum borrowings from ICES of approximately $21 million and maximum loans to ICES of approximately $1 million during the year ended December 31, 2021.

Effective April 11, 2019, AVANGRID entered into a current account agreement with Iberdrola Solutions, LLC, a member of the Iberdrola group (“Iberdrola Solutions”), pursuant to which either party can borrow from or lend to the other party at a variable interest rate determined by adding a benchmark interest rate plus a pre-determined applicable rate, which varies based on the identity of the lender. AVANGRID executed a related indemnification agreement with Iberdrola, S.A. indemnifying AVANGRID against any loss resulting from this agreement. AVANGRID did not borrow under this agreement during 2021 and Iberdrola Solutions borrowed a maximum of approximately $8 million from AVANGRID under this agreement. On July 29, 2021, Iberdrola Solutions and Avangrid Management Company, LLC (“AMC”) entered into an asset purchase agreement pursuant to which AMC purchased certain office information technology equipment, furniture, and leasehold improvements from Iberdrola Solutions for approximately $359,000.

On April 11, 2019, AVANGRID also entered into a collateral support and reimbursement agreement with Iberdrola Solutions, pursuant to which the company may provide certain standby letters of credit, surety bonds, guarantees and other forms of collateral support to counterparties of Iberdrola Solutions, LLC from time to time, in an aggregate amount outstanding at any one time not to exceed $25 million in exchange for a collateral support fee based on the maximum amount payable under outstanding collateral support and the applicable fee rate determined by the company. In addition, AVANGRID executed a

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related indemnification agreement with Iberdrola, S.A. indemnifying AVANGRID against any loss resulting from this agreement. Approximately $1,277 was paid in collateral support fees to the company in 2021.

On October 20, 2020, AVANGRID entered into an agreement and plan of merger (the “Merger Agreement”) with PNM Resources, Inc. (“PNMR”), and NM Green Holdings, Inc., a wholly-owned subsidiary of AVANGRID (“Merger Sub”), pursuant to which Merger Sub will merge with and into PNMR (the “Merger”), with PNMR surviving the Merger as a direct wholly-owned subsidiary of AVANGRID.

On December 14, 2020, AVANGRID entered into an intra-group loan agreement with Iberdrola (the “Intra-Group Loan Agreement”), which provides the company with an unsecured subordinated loan in an aggregate principal amount of $3,000,000,000. The loan bears interest until June 15, 2021, at a rate per annum equal to 0.20%, which shall increase one (1) basis point each month following the first month of the term of the Intra-Group Loan Agreement up to a maximum interest rate of 0.25% per annum, and from June 16, 2021 until the loan and any accrued and unpaid interest is repaid in its entirety, at AVANGRID’s equity cost of capital as published by Bloomberg. Interest is payable on a monthly basis in arrears. AVANGRID is required to repay the loan in full upon certain equity issuances by AVANGRID in which Iberdrola participates or a change of control. In addition, on or after June 15, 2021, upon five business days’ notice to Iberdrola, AVANGRID may voluntarily repay the loan and any accrued and unpaid interest, in whole or in part, without prepayment premium or penalty if there is a change in AVANGRID’s business plan and AVANGRID determines that the loan is no longer required. The Intra-Group Loan Agreement was repaid with proceeds of the Private Placement Shares described below.

In connection with the Merger, Iberdrola provided AVANGRID with a commitment letter (“Iberdrola Funding Commitment Letter”), pursuant to which Iberdrola unilaterally agreed to provide to AVANGRID, or arrange the provision to AVANGRID of, funds to the extent necessary for AVANGRID to consummate the Merger, including the payment of the aggregate Merger Consideration. The specific terms of any transaction effecting such funding commitment will be negotiated between Iberdrola and AVANGRID on an arm’s length basis and must be approved by both (i) a majority of the members of the unaffiliated committee of the board of directors of AVANGRID, and (ii) the entire board of directors of AVANGRID. Under the terms of such commitment letter, Iberdrola has agreed to negotiate with AVANGRID the specific terms of any transaction effecting such funding commitment promptly and in good faith, with the objective that such terms shall be commercially reasonable and approved by AVANGRID.

On April 15, 2021, AVANGRID entered into a side letter agreement with Iberdrola, which sets forth certain terms and conditions relating to the Iberdrola Funding Commitment Letter (the “Side Letter Agreement”). The Side Letter Agreement provides that any drawing in the form of indebtedness made by the Corporation pursuant to the Funding Commitment Letter shall bear interest at an interest rate equal to 3-month LIBOR plus 0.75% per annum calculated on the basis 360-day year for the actual number of days elapsed and, commencing on the date of the Funding Commitment Letter, we shall pay Iberdrola a facility fee equal to 0.12% per annum on the undrawn portion of the funding commitment set forth in the Funding Commitment Letter. The Side Letter Agreement automatically extended upon the extension of the consummation date for the Merger under the Merger Agreement.

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On May 12, 2021, AVANGRID entered into a share purchase agreement (the “Hyde Purchase Agreement”) with Hyde Member LLC (“Hyde”), a Delaware limited liability company and wholly owned subsidiary of Qatar Investment Authority, to issue and sell to Hyde in a private placement (the “Hyde Private Placement”) approximately $740,000,000 of AVANGRID’s common stock (the “Hyde Placement Shares”), at the purchase price of $51.40 per share (which is the closing price of the shares of the Common Stock on the New York Stock Exchange as of May 11, 2021) (the “Purchase Price”). Also on May 12, 2021, AVANGRID entered into a share purchase agreement (the “Iberdrola Purchase Agreement” and, together with the Hyde Purchase Agreement, the “Purchase Agreements”) with Iberdrola, to issue and sell to Iberdrola in a private placement (the “Iberdrola Private Placement” and, together with the Hyde Private Placement, the “Private Placements”) approximately $3,260,000,000 of the AVANGRID’s common stock (the “Iberdrola Placement Shares” and, together with the Hyde Placement Shares, the “Private Placement Shares”) at the Purchase Price.

On May 18, 2021, AVANGRID closed the sale of the Hyde Placement Shares pursuant to the Hyde Purchase Agreement and the sale of the Iberdrola Placement Shares pursuant to the Iberdrola Purchase Agreement. In connection with the closing, AVANGRID issued 14,396,887 shares of common stock to Hyde in consideration for an aggregate purchase price of approximately $740 million and 63,424,125 shares of common stock to Iberdrola in consideration for an aggregate purchase price of approximately $3.26 billion. $3,000 billion of the proceeds were used to repay the intra-group loan under the Intra-Group Loan Agreement described above. After the effect of the private placements, Iberdrola retained its 81.5% ownership interest in AVANGRID.

Other Agreements with Iberdrola, S.A. or its Affiliates

The company and Iberdrola, S.A. or its affiliates are also parties to the following agreements that primarily relate to the provision of additional corporate services and the recharge of expenses related to the employment of personnel from Iberdrola, S.A. or its affiliates by the company:

•

An international cost recharge agreement between Scottish Power UK PLC and AMC regarding Scottish Power UK PLC employees working full-time in the U.S. The amount paid under this agreement was approximately $156,960 for the year ended December 31, 2021.

•

An international pension contributions recharge agreement between Scottish Power UK PLC and Avangrid Service Company (“ASC”) regarding Scottish Power UK PLC employees working in the U.S. but who remain as contributing members of the UK Final Salary Scheme. No amount was paid under this agreement for the year ended December 31, 2021.

•

An agreement between Iberdrola, S.A. and AMC for the provision of services for 2021 regarding a recharge of costs of Iberdrola, S.A. to AMC for the provision of corporate services. The amount paid under this agreement was approximately $37,624,963 for the year ended December 31, 2021.

•

An agreement between Iberdrola, S.A. and AMC for the provision of services related to capital projects. The amount paid under this agreement was approximately $322,118 for the year ended December 31, 2021.

•

An insurance framework agreement pursuant to which Iberdrola Financiación S.A.U. provides services to the company and certain of its subsidiaries related to the purchase and renewal of insurance policies, which are managed through

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corporate insurance programs. Each entity is charged an amount corresponding to its share under an established allocation formula. The aggregate amount charged to the company and its subsidiaries was approximately $8,694,278 for the year ended December 31, 2021.

•

A framework agreement for the provision of corporate development services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $4,831,588 for the year ended December 31, 2021.

•

A framework agreement for the provision of investor relations services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $31,350 for the year ended December 31, 2021.

•

A framework agreement for the provision of compliance-related services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $69,330 for the year ended December 31, 2021.

•

A service agreement for common support and assistance services between Iberdrola Renovables Energia S.A.U and Avangrid Renewables. The amount paid under this agreement was approximately $6,008,009 million for the year ended December 31, 2021.

•

A service agreement for the provision of global energy management business support services between Iberdrola Generación España S.A.U. and Avangrid Renewables. No amounts were paid under this agreement for the year ended December 31, 2021.

•

An agreement for recharge of services relating to international personnel assignments between Scottish Power Renewables (UK) Limited and Avangrid Renewables. The amount paid under this agreement was approximately $2,153,861 million for the year ended December 31, 2021.

•

An agreement between AMC and Iberdrola, S.A. related to the submission of the company’s IFRS reporting to Iberdrola, S.A. for inclusion in the consolidated financial reporting of the group of companies controlled by Iberdrola, S.A. The amount received under this agreement was approximately $942,758 for the year ended December 31, 2021.

•

A service agreement for the provision of corporate services between AMC and Iberdrola, S.A.’s retail business Iberdrola Solutions. No amount was paid under this agreement for the year ended December 31, 2021. This agreement was terminated effective upon Iberdrola, S.A,’s divestment of Iberdrola Solutions.

•

A service agreement for the provision of services between Avangrid Renewables and Iberdrola Solutions. The amount paid under this agreement was approximately $32,583,706 for the year ended December 31, 2021. The amounts received under this agreement were approximately $71,558,423 for the year ended December 31, 2021. This agreement was terminated effective upon Iberdrola, S.A,’s divestment of Iberdrola Solutions.

•

A service agreement for the provision of corporate services between AMC and Iberdrola Canada Energy Services prior to their sale in November 2021. The amount paid under this agreement was approximately $110,749 for the services rendered up until the sale date.

•

A framework agreement for the provision of Internal Audit services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $20,579 for the year ended December 31, 2021.

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•

A know-how license agreement between Iberdrola Renovables Energia S.A.U. and Avangrid Renewables. The amount paid under this agreement was approximately $4,076,909 million for the year ended December 31, 2021.

•

A service agreement for the provision of engineering services between Iberdrola Infraestructuras y Servicios de Redes S.A.U. (“IISR”) and Avangrid Networks. The amount paid under this agreement was approximately $418,189 for the year ended December 31, 2021.

Other Relationships

The law firm of Pierce Atwood LLP was retained by the company during the year ended December 31, 2021 to furnish legal services. John Baldacci, a member of our board, previously held a salaried position as senior advisor for economic development and government relations with the law firm until his retirement in May 2021, and did not receive profit sharing or other incentives related to the legal services provided to the company. During the year ended December 31, 2021, Pierce Atwood LLP received approximately $3.5 million in fees from the company for its services.

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Executive

Compensation

This section describes the compensation program for our named executive officers and includes the required executive compensation tables.

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Compensation, Nominating and Corporate Governance Committee Report

The compensation, nominating and corporate governance committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on this review and discussion, such committee recommended to the board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2021. This Compensation, Nominating and Corporate Governance Committee Report shall not be deemed to be incorporated by reference into any filing made by the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the company incorporates such Report by specific reference.

Members of the Compensation, Nominating and Corporate Governance Committee

John Lahey (Chair) ● Patricia Jacobs ● José Sáinz Armada

Compensation Discussion and Analysis

As a purpose-driven organization, we believe sustainable growth requires a diverse and inclusive workplace built on individual accountability and commitment to serving others. We are continuing to invest in initiatives that unleash individual potential, value and reward performance, champion well-being, and foster meaningful connections between each other and the communities we serve.

The 2021 compensation of our named executive officers (“NEOs”) appropriately reflects and rewards their significant contributions to AVANGRID’s strong performance in a year that presented unique and nuanced challenges for our executive team to manage. This Compensation Discussion and Analysis explains the guiding principles and practices upon which our executive compensation program is based, and the compensation paid to our NEOs for their fiscal year 2021 service:

•

Dennis V. Arriola, our former Chief Executive Officer. On February 27, 2022, Mr. Arriola notified the Company of his decision to leave the business, effective May 28, 2022, and Pedro Azagra Blázquez was appointed to serve as Chief Executive Officer, effective May 29, 2022.

•	Robert Kump, President and Deputy Chief Executive Officer. On April 27, 2022, Mr. Kump notified the Company of his intention to retire from the Company, effective June 24, 2022.
•

Douglas Stuver, our former Senior Vice President - Chief Financial Officer. On February 23, 2022, Mr. Stuver resigned from his position as Senior Vice President - Chief Financial Officer, and Patricia Cosgel was appointed as Interim Chief Financial Officer effective February 24, 2022. On June 2, 2022, the board appointed Ms. Cosgel Senior Vice President - Chief Financial Officer.

•	R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary
•	Catherine S. Stempien, President and Chief Executive Officer of Avangrid Networks, Inc. (“Networks”)

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This section should be read in conjunction with the compensation tables below, which provide a detailed view of the compensation paid to our NEOs in 2021.

2021 Compensation Program Overview

Our executive compensation program is designed to effectively reward performance, while reflecting the responsibilities of our executive officers. Our compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate highly talented professionals in a way that aligns our business strategy with our environmental, social, governance and financial stewardship (“ESG+F”) goals, without motivating or rewarding excessive risk-taking. The key elements of our program are base salary, annual cash incentives, and long-term equity incentives. We target a compensation mix for our executive officers that is weighted heavily towards variable compensation, including short-term cash incentives and long-term equity incentives, to align executive compensation with company performance and shareholder interests.

Compensation Practices

The table below highlights certain of our executive compensation practices, including practices we have implemented that drive performance as well as those not implemented because we do not believe they would serve our shareholders’ interests.

Independent Compensation Consultant	The compensation, nominating and corporate governance committee uses an independent compensation consultant.

Annual compensation risk assessment	The compensation, nominating and corporate governance committee conducts an annual risk assessment of our compensation program.

Anti-Hedging and Anti-Pledging	We prohibit short sales, transactions in derivatives of AVANGRID securities, including hedging transactions, and pledging of AVANGIRD shares.

Stock ownership guidelines & equity retention	Our board adopted stock ownership guidelines of five (5) times base salary for the Chief Executive Officer and three (3) times base salary for our other NEOs and an equity award retention requirement of 50% of net shares until ownership guidelines are met.

Clawback policy	Our board has adopted a clawback policy that requires repayment to AVANGRID of certain cash and equity compensation that may be paid in the event of certain acts of misconduct in connection with our financial statements.

No tax gross-ups	We have no excise tax gross-up provisions in change of control arrangements or executive compensation plans.

No repricing	While there are no stock options outstanding and we do not intend to issue stock options, if they are issued in the future, all stock option exercise prices will be set equal to the grant date market price and may not be repriced without shareholder approval.

Engage on executive compensation matters	We engage our shareholders in open dialogue regarding our compensation program and the compensation, nominating and corporate governance committee considers the results of the “say-on-pay” vote when designing our compensation program.

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No single trigger change of control agreements	Neither our employment agreements nor our change of control agreements provide for single trigger termination rights.

No excessive perquisites	We do not provide excessive perquisites.

2021 “Say-on-Pay” Advisory Vote on Executive Compensation

At our 2021 annual meeting, our shareholders voted approximately 99% (represented by 290,769,030 votes) in favor of approving the compensation of our NEOs. The board of directors and the compensation, nomination and governance committee have each considered these results in determining compensation policies and decisions and have concluded that the compensation paid to our NEOs and the company’s overall pay practices are strongly supported by our shareholders.

Our Compensation Program Objectives and Guiding Principles

Our executive compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate highly-talented professionals, in order to enable us to attain our strategic objectives and ESG+F commitments within the increasingly competitive context in which we operate. The following principles guide the company’s compensation decisions:

•

Recruitment, Retention and Motivation of Key Leadership Talent. We ensure that our compensation, in terms of structure and total amount, is competitive with that of comparable entities. We review market data to obtain a general understanding of current compensation practices to ensure that compensation offered to our executive officers is reasonably market competitive.

•

Pay for Performance. A significant portion of compensation for our executive officers is linked to the achievement of specific, pre-established, and quantifiable objectives in line with our strategic goals.

•

Emphasis on Performance over Time. The compensation program for our executive officers is designed to mitigate excessive short-term decision making and risk taking, while encouraging the attainment of strategic goals through the inclusion of long-term incentives.

We regularly review our compensation practices and policies and periodically modify our compensation programs in light of evolving best practices, competitive positions, and changing regulatory requirements. The compensation, nominating and corporate governance committee works to ensure that the design of our executive compensation program is focused on long-term shareholder value creation, emphasizes pay for performance, and does not encourage imprudent short-term risks. The compensation, nominating and corporate governance committee uses the “say-on-pay” vote as a guidepost for shareholder sentiment, along with continued shareholder outreach, and believes it is critical to maintain and continually develop our compensation program to promote ongoing shareholder engagement, communication, and transparency.

Consistent with this holistic approach, we evaluated our 2021 performance in light of the objective performance of AVANGRID and our business area or corporate functions. In addition, our compensation, nominating and corporate governance committee engaged the Rewards Solutions practice at Aon plc (“Aon”), an independent compensation consulting firm, to provide information in connection with our review of our executive compensation practices for 2021. The compensation, nominating and corporate governance committee used certain market data and market compensation and analyses provided by Human Capital Solutions to review our executive compensation practices for 2021.

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Compensation-Setting Process

The following parties are responsible for the development and oversight of our executive compensation program:

Role of the Compensation, Nominating and Corporate Governance Committee

The compensation, nominating and corporate governance committee reviews and recommends to the board the compensation of AVANGRID’s executive officers and acts as the administering committee for AVANGRID’s equity compensation plans. Each year, the compensation, nominating and corporate governance committee conducts an evaluation of AVANGRID’s executive compensation program to determine if any changes would be appropriate. In making this analysis, the compensation, nominating and corporate governance committee may consult with its independent compensation consultant and management, as described below; however, the compensation, nominating and corporate governance committee uses its own judgment in making recommendations to the board, which then makes the final decisions regarding the compensation paid to our executive officers. To the extent the board and compensation, nominating and corporate governance committee deem appropriate, executive compensation matters relating to or governed by Section 162(m) of the Code or Rule 16b-3 of the Exchange Act are delegated to a subcommittee of the compensation, nominating and corporate governance committee comprised entirely of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. For additional information regarding the compensation subcommittee, see “Corporate Governance—Compensation, Nominating and Corporate Governance Committee.”

Role of the Independent Compensation Consultant

The compensation, nominating and corporate governance committee retained the Human Capital Solutions practice, a division of Aon plc (“Human Capital Solutions”), to serve as its compensation consultant in 2021 to provide counsel and advice on executive and non-employee director compensation matters. Human Capital Solutions provided the compensation, nominating and corporate governance committee and the company’s management information about peer groups against which performance and pay should be examined, financial metrics to be used to assess the company’s relative performance, competitive long-term incentive practices in the marketplace, and compensation levels relative to market practice. To ensure that Human Capital Solution’s consulting services remain independent and objective: (i) at least annually, the compensation, nominating and corporate governance conducts a review of its performance and independence; and (ii) Human Capital Solution’s fees are not linked to the size of the company’s executive compensation. The compensation, nominating and corporate governance committee has reviewed the independence of Human Capital Solutions, including the “independence” factors contained in Section 303A.05 of the NYSE Listed Company Manual and SEC rules, and determined that Human Capital Solutions is independent and the services provided by Human Capital Solutions do not raise any conflicts of interest.

Role of the CEO and Other Executive Officers

The Chief Executive Officer and the Chief Human Resources Officer made recommendations regarding compensation of the executive officers (other than for the Chief Executive Officer) based on competitive market data, internal pay equity, responsibilities and performance. The compensation, nominating and corporate governance committee reviewed, and made

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recommendations to the board, which made all final determinations regarding executive officer compensation, including salary, bonus targets, and related performance goals with respect to 2021 compensation. The executive officers, including the NEOs, do not propose or seek approval for their own compensation.

Role of Peer Companies and Other Benchmarking

Our board believes that market data is essential to determining compensation targets and actual awards for executives in an effort to attract and retain highly talented executives. Market data is used to assess the competitiveness of the company’s compensation packages relative to similar companies and to ensure the company’s compensation program is consistent with its compensation philosophy, but the board does not target direct compensation at any particular market percentile. As part of its review of the executive compensation program, the compensation, nominating and corporate governance committee engaged Human Capital Solutions in 2021 to conduct a market compensation analysis for our executive officers, including the NEOs, utilizing proprietary survey data and a group of twenty-one publicly-traded utility and energy companies based on fiscal year-end revenues, market capitalization, positive total shareholder return performance, and comparable business focus (the “2021 Peer Group”). Each year, the compensation, nominating and corporate governance committee evaluates and, if appropriate, updates the composition of the peer group. Changes to the peer group are carefully considered and made infrequently to assure continuity from year to year. The compensation, nominating and corporate governance committee reviewed and determined that no changes to the peer group utilized for 2021 compensation were necessary. The consideration of competitive compensation data is one of several factors that the compensation, nominating and corporate governance committee considers with respect to the compensation of our executive officers, including our NEOs. The companies in the peer group utilized for 2021 compensation are listed below:

Peer Group

Alliant Energy Corporation	DTE Energy Company	OGE Energy Corp.

Ameren Corporation	Edison International	Pinnacle West Capital Corporation

American Electric Power Company, Inc.	Entergy Corporation	PPL Corporation

CenterPoint Energy, Inc.	Evergy, Inc.	Public Service Enterprise Group Inc

CMS Energy Corp.	Eversource Energy	Sempra Energy

Consolidated Edison, Inc.	FirstEnergy Corp.	WEC Energy Group, Inc.

Dominion Energy, Inc.	NiSource Inc.	XCEL Energy Inc.

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Elements of Compensation

The objective of our executive compensation programs is to attract and retain talented executives and motivate them to achieve our strategic objectives through a combination of cash and equity-based compensation. Other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally are also considered in order to evaluate the entire compensation package offered to executives.

Compensation for our executive officers, including NEOs, primarily consists of:

Compensation Element	Form	Purpose	How it Links to Performance

Base Salary	Cash	To provide a fixed element of compensation, which is intended to help attract and retain highly talented individuals	Reviewed annually in light of performance factors (company and individual), experience, and market compensation practices

Annual Incentive	Cash	To promote the achievement of annual performance measures, which are reviewed annually	Variable and based on pre-established company and business/corporate function performance goals
Long-Term Incentive Awards	Equity	To motivate sustained performance over the long term, and align the interests of our executives and our shareholders	Variable and based on our financial performance in the form of performance share units (PSUs) that are only earned if the applicable performance goals over the performance period are met

2021 Base Salary for NEOs

Base salary is a customary, fixed element of compensation intended to attract and retain executives. Our compensation, nominating and corporate governance committee reviews base salaries annually and considers market data provided by its independent compensation consultant, market surveys, and internal comparisons, as well as the need to maintain internal pay equity. The table below shows salaries and salary increases for 2021 for NEOs approved by the compensation, nominating and corporate governance committee.

Name	2021 Base Salary ($)	Salary Increase (% over 2020 Base Salary)

Dennis Arriola	1,100,000	—

Robert Kump	705,738	—

Douglas Stuver	500,000	—

R. Scott Mahoney	517,000	10%

Catherine Stempien	580,000	—

The salary increase for Mr. Mahoney reflects the compensation, nominating and corporate governance committee’s consideration of position to relevant market data provided by its consultant as compared to Mr. Mahoney’s experience and performance in the role, and was approved in recognition of Mr. Mahoney’s contribution and continued dedicated service to AVANGRID.

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2021 Annual Incentive - Plan Structure

Each of our executive officers, including NEOs, participated in the Executive Variable Pay Plan (the “EVP Plan”), our annual cash incentive plan, during the year ended December 31, 2021. The EVP Plan is designed to provide executives and certain other key employees of the company and its affiliates with the opportunity to earn annual incentive compensation through engagement in promoting the company’s objectives and superior management performance and is intended to promote the future growth and success of the company and its affiliates, and enhance the linkage between employee, customer and shareholder interests.

Officers and key employees of the company and its affiliates selected to participate by the board of directors and who were employed prior to October 1, 2021 were eligible to participate in the EVP Plan during 2021. The compensation, nominating and corporate governance committee approved a threshold, target, and maximum incentive opportunity level for each NEO (as set forth below), expressed as a percentage of annual base salary as of December 31, 2021, which is based on the level of the employee’s position and the scope of the employee’s responsibilities. Payments under the EVP Plan are made in cash. Participants may elect, during the year preceding the performance period, to defer up to 100% of any potential cash incentive award into the AVANGRID Deferred Compensation Plan.

Performance under the EVP Plan is measured under three levels (AVANGRID corporate, business/corporate function, and, for participants other than executive officers, individual business), which are weighted differently for participants based on their respective roles to reflect the business areas where each participant has the most significant impact on AVANGRID’s results. The tables below show the EVP Plan allocation among the two categories of metrics for each NEO.

Name	Corporate Metrics (%)	Business/Corporate Function Metrics (%)

Dennis Arriola	100	—

Robert Kump	50	50

Douglas Stuver	50	50

R. Scott Mahoney	50	50

Catherine Stempien	35	65

For NEOs, all EVP Plan corporate and business/corporate function metrics are set by the compensation, nominating and corporate governance committee and reflect AVANGRID’s key ESG and financial priorities driving business strategy. For 2021, the compensation, nominating and corporate governance committee determined that it was appropriate to remove Earnings Per Share and Adjusted Non-Reconcilable Net Operating Expense and to add Adjusted Net Profit, and replace year-end net debt with certain debt and cash-flow metrics described below.

Payouts under the EVP Plan are based upon achievement of the performance metrics, with no payouts made for below threshold achievement of metrics, and payouts for performance between levels are determined using straight-line linear interpolation. The

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level of achievement of the corporate metrics (threshold, target and maximum) is the same for each participant under the EVP Plan including the NEOs. Maximum performance is obtained by achieving maximum level of the performance goals and results in a payout equal to 200% of his base salary for Mr. Arriola, 135% of his base salary for Mr. Kump, 120% of his base salary for Mr. Stuver, 110% of his base salary for Mr. Mahoney, and 130% of her base salary for Ms. Stempien. The table below sets forth the corporate metrics for the EVP Plan approved by the compensation, nominating and corporate governance committee:

Corporate Metrics	Threshold	Target	Maximum	2021 Results	Weight	% of Target Earned

Adjusted net profit ($ million)	666	703	740	780	35%	70%

Business performance SAIDI Services Quality Index	156	151.5	147	159	3.3%	0%

Operational penalties (% less than prior year)	-50	-25	0	-50	3.4%	0%

Average windfarms availability (%)	95	96	97	97.4	3.3%	3.3%

Growth achievements NECEC Commercial Operation Date of 2023 + Start of work with all permits	0	0.5	1	0	6.6%	0%

Complete Vineyard Wind Final Investment Decision	0	0.5	1	1	6.6%	6.6%

LCOE economic reduction (%)	0	5	10	11.6	13.2%	13.2%

FID projects in 2021 to allow a 2022-2025 construction (MW)	450	625	800	780	13.6%	12.8%

Close PNM Merger	December 31	October 1	July 1	N/A	20%	0%

Debt and cash flow % AGR 2021 ratio of cash from operations pre-working capital to debt > budget	No	—	Yes	No	6.6%	0%

Actual Weighted average cost of external Net Debt / Budget	1.02	1.00	0.98	0.97	6.6%	6.6%

Legislative Approval for the Securitization of New York assets	No	—	Yes	No	6.6%	0%

Health and safety targets Total incidence rate - employee	0.57	0.52	0.47		10.0%	8.0%

Sustainable providers (%)	20%	26%	32%		10.0%	10.0%

Total Achievement					100%	130.5%

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•

Adjusted net profit, as used for the purposes of the EVP Plan metric, is AVANGRID’s adjusted net income as reported in AVANGRID’s Annual Report on Form 10-K for the year-ended December 31, 2021. Adjusted net income is a financial measure that is prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). See Annex A to this proxy statement for a discussion of adjusted net income as well as a reconciliation of adjusted net income to net income prepared in accordance with U.S. GAAP.

•

Business Performance, as used for the purposes of the EVP Plan metric, is based on System Average Interruption Disruption Index (SAIDI) services quality index, which is a reliability indicator that measures average duration of interruption in the power supply indicated in minutes per customer, reducing the operational penalties and average windfarms availability.

•

Growth achievements, as used for the purposes of the EVP Plan metric, is based on the achievement of certain key strategic permitting milestones in our New England Clean Energy Connect (“NECEC”) transmission and Vineyard Wind projects, as well as Levelized Cost of Energy (LCOE) economic reduction, which is measured as Capital Expense including solar panels, balance of plant (BOP) and high voltage using an NCF standard, compared to average Final Investment Decision (FID) closed in 2020, splitting solar and wind projects, as well as FID projects in 2021 to allow a 2022-2025 construction, measured in MW.

•

Debt and cash-flow, as used for the purposes of the EVP Plan metric, means our 2021 ratio of Cash from operations pre-working capital to debt over budget, actual weighted average cost of external net debt over budget and gaining legislative approval for the securitization of assets on key projects.

•

Health and safety and sustainable providers targets, as used for the purpose of the EVP Plan metric, is measured based upon achievement of targeted employee lost time injury rates and percent of providers that meet the threshold of criteria to be considered a sustainable provider.

2021 Annual Incentive – Business/Corporate Function Metrics

Business objectives are established at the beginning of each year that are specific to the participant’s business area objectives. Subsequently, the levels of achievement of the business are measured against these pre-established goals and objectives. The business objectives are intended to be considered together with the corporate objectives (as described above) to ensure a tailored evaluation of performance and reflect AVANGRID’s financial, operational and ESG-related strategic objectives. EVP Plan awards are not payable if threshold performance targets are not met at the AVANGRID corporate level. Mr. Arriola was not subject to business objectives in 2021. His EVP Plan payout was based solely on achievement of the corporate objectives.

Robert Kump. As Deputy CEO & President, Mr. Kump was subject to four business objectives during 2021, and his total achievement, reflecting both the business objectives and the corporate results, was equal to 135% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Mr. Kump’s business objectives for 2021 were related to:

•	achieving profitability targets;
•	achieving successful implementation of financial and non-financial targets related to business improvements initiatives;
•	achieving project-related milestones and cost and risk reductions; and
•	achieving legislative approval for the securitization of assets on key projects.

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Douglas Stuver. As the former Senior Vice President – Chief Financial Officer, Mr. Stuver was subject to six business objectives during 2021, and his total achievement, reflecting both the business objectives and the corporate results, was equal to 144% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Due to Mr. Stuver’s voluntary resignation prior to the incentive payout, no payment was made under the terms of the EVP plan. Mr. Stuver’s business objectives for 2021 were related to:

•	achieving targeted purchasing savings and supplier sustainability goals;
•	achieving targets related to stockholders and analyst ratings;
•	maintaining effective internal controls in 2021;
•	effectively managing average cost of debt;
•	achieving project milestones related to the proposed merger with PNM Resources, Inc. (the “PNM Merger”); and
•	effectively managing combined personnel and external service costs.

R. Scott Mahoney. As Senior Vice President – General Counsel and Corporate Secretary, Mr. Mahoney was subject to six business objectives during 2021, and his total achievement, reflecting both the business objectives and the corporate results, was equal to 150% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Mr. Mahoney’s business objectives for 2021 were related to:

•	successful achievement of governance improvements;
•	achieving reductions in external legal costs;
•	obtaining positive results in certain Networks and Avangrid Renewables legal matters;
•	achieving project milestones related to the PNM Merger; and
•	effectively supporting business transformation and continuous improvement.

Catherine S. Stempien. As President and Chief Executive Officer of Networks, Ms. Stempien was subject to six business objectives during 2021, and her total achievement reflecting both the business objectives and corporate results, was equal to 137% of her target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Ms. Stempien’s business objectives for 2021 were related to:

•	achieving Networks profitability targets;
•	Net Operating Expenses (“NOE”) and Penalties;
•	effectively implementing a growth plan;
•	successfully improving regulatory in the 2025 investment plan;
•	achieving Networks health and safety targets; and
•	achieving quality of service targets, including SAIDI metrics.

2021 Annual Incentive – EVP Payouts

Based on the extent to which the company, Networks and the corporate functions of the Deputy CEO and President, finance and legal achieved the performance goals, as shown above, the following table shows the incentive eligible earnings threshold, target and maximum incentive percentages and actual payout amounts for each NEO. These amounts are expressed as a percentage of

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incentive eligible earnings commensurate with such NEO’s position and scope of responsibilities for 2021 performance. The incentive opportunity as a percentage of base salary is based on industry-competitive practices and internal equity considerations. Additionally, the percentage of compensation at risk reflects levels of accountability and degree of influence each participant has with respect to the performance of the company. Senior executives have greater levels of accountability and degrees of influence, which corresponds to a greater percentage of base salary under the EVP Plan and, in turn, results in a greater aggregate payout opportunity. The range of the EVP Plan payout is set from 0% to 200% of target from threshold to maximum performance levels, respectively, with the actual EVP Plan payout interpolated from target based on actual performance levels.

Name	Base Salary ($)	Threshold Incentive (% Base Salary)	Target Incentive (% Base Salary)	Maximum Incentive (% Base Salary)	Actual Performance (% Target)	Actual Incentive (% Base Salary)	Actual Incentive Amount ($)
Dennis Arriola	1,100,000	0.00	100.00%	200.00%	131%	131%	1,436,600
Robert Kump	705,738	0.00	67.50%	135.00%	135%	91%	643,104
Douglas Stuver(1)	500,000	0.00	60.00%	120.00%	—	—	—
R. Scott Mahoney	517,000	0.00	55.00%	110.00%	150%	82%	425,956
Catherine Stempien(2)	580,000	0.00	65.00%	130.00%	137%	89%	414,398

(1)	Mr. Stuver did not receive an incentive payment for 2021 as he resigned effective February 23, 2021, prior to the incentive being paid.
(2)

Ms. Stempien was hired as President & CEO of Avangrid Networks on March 15, 2021. Ms. Stempien received a pro-rated payout based on her partial year of service. Ms. Stempien’s prorated eligible base salary was $464,000.

Long-Term Incentive

We provide long-term equity incentive compensation to help align our executives’, including our NEOs’, interests with the long-term interests of our shareholders. We also grant long-term equity incentive awards in order to attract, motivate, and retain executive talent. Our long-term incentive compensation is designed to provide grants with multi-year performance periods that do not overlap, followed by a multi-year retention period.

2016 – 2019 Long-Term Incentive Plan. On July 14, 2016, the independent compensation forum of the board (the predecessor to the compensation, nominating and corporate governance committee, which was established in October 2016) granted Messrs. Kump, Stuver and Mahoney, performance stock units (“PSUs”) under the 2016-2019 Long Term Incentive Plan (the “2016 LTIP”). The 2016 LTIP was designed to promote the achievement of key strategic goals and retention of AVANGRID senior management. In determining the size of equity awards to these NEOs, the independent compensation forum considered peer group proxy and market survey data. Under the 2016 LTIP, PSUs are earned at the end of the four-year period to the extent that AVANGRID has met the performance goals established by the independent compensation forum. Earned PSUs are then paid in AVANGRID common shares over an additional three-year period, provided the grantee remains employed by the company or any affiliate through the applicable payment date or is separated from service due to death, disability or retirement.

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The 2016 LTIP was tied to achievement of the following equally weighted performance metrics during the 2016 to 2019 performance period: net income (CAGR), operational efficiency (net debt/adjusted EBITDA), and share price performance. On February 18, 2020, the compensation, nominating and corporate governance committee evaluated the performance achievement under the 2016 LTIP. Earned PSUs will be issued and delivered in three equal installments. The first installment was delivered on May 1, 2020, the second installment was delivered on February 25, 2021, and the final installment was delivered on March 8, 2022.

2020 Phantom Units. On March 18, 2020, the compensation, nominating and corporate governance committee granted Messrs. Stuver and Mahoney phantom share units (“Phantom Units”) under the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan”). These Phantom Unit awards were intended to facilitate retention and incentivize continued performance. The Phantom Units vested in three equal installments, the first installment vested on June 15, 2020, the second installment vested on February 25, 2021, and the final installment vested on March 8, 2022. Each installment was settled in a cash amount equal to the number of Phantom Units multiplied by the fair market value of AVANGRID’s common shares on the respective vesting dates. A summary of the Phantom Units awarded to the NEOs is as follows.

Name	Grant Date	Phantom Share Units (#)	Grant Date Value of Phantom Share Units ($) (1)

Douglas Stuver(2)	March 18, 2020	8,260	414,404

R. Scott Mahoney	March 18, 2020	22,775	1,142,622
(1)

For discussion of the assumptions used in these valuations, see Note 26 – Stock-Based Compensation of our audited consolidated financial statements for the year ended December 31, 2021 included in our 2021 Annual Report on Form 10-K.

(2)	The final installment of 2,753 Phantom Units was forfeited upon Mr. Stuver’s resignation on February 23, 2022.

2020 – 2022 Long-Term Incentive Plan. On February 15, 2021, the compensation, nominating and corporate governance committee adopted the 2020 – 2022 Long-Term Incentive Plan (the “2020 LTIP”) pursuant to the Omnibus Incentive Plan. The 2020 LTIP is designed to align the interests of executives and key employees with the company’s shareholders and motivate sustained performance over the long term by promoting the achievement of corporate-wide ESG goals that the compensation, nominating and corporate governance committee believes can positively impact the company’s operational performance. In determining the size of equity awards to these NEOs, the nominating and corporate governance committee considered peer group proxy and market survey data.

Under the 2020 LTIP, PSUs are earned at the end of the two-year performance period measured from January 1, 2021 through December 31, 2022 to the extent the company has met the performance goals established by the compensation, nominating and corporate governance committee. The two-year performance period under the 2020 LTIP (rather than a four-year performance period, which was aligned with the long-term incentive plan of Iberdrola, S.A., the company’s majority shareholder) was determined by the nominating and corporate governance committee to be appropriate as a reflection of the unique challenges presented by setting long-term performance objectives during 2020 due to the impacts of COVID-19 corresponding with a Chief Executive Officer succession. Earned PSUs are then paid in the company’s common shares over an additional three-

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year retention period, provided the grantee remains employed by the company or any affiliate through the applicable payment date or is separated from service due to death, disability, retirement, resignation for “good reason”, resignation to serve with an affiliate of the company or by the company without cause (all as defined by the PSU award agreement or the Omnibus Incentive Plan). Unvested PSUs do not earn dividends. A summary of the PSU grants made to the NEOs during 2021 under the 2020 LTIP is as follows:

Name	Grant Date	Threshold Performance Share Units (#)	Target Performance Share Units (#)	Maximum Performance Share Units (#)	Grant Date Fair Value of Performance Share Units ($)(1)

Dennis Arriola	February 15, 2021	0	125,000	250,000	9,055,000

Robert Kump	February 15, 2021	0	41,500	83,000	3,006,260

Douglas Stuver(2)	February 15, 2021	0	22,500	45,000	1,629,900

R. Scott Mahoney	February 15, 2021	0	21,000	42,000	1,521,240

Catherine Stempien	March 15, 2021	0	37,500	75,000	2,716,500

(1)

The fair value of the PSUs on the grant date was $36.22 per share, which was determined using valuation techniques to forecast possible future stock prices, applying a weighted average historical stock price volatility of AVANGRID and industry companies, a risk-free rate of interest that is equal, as of the grant date, to the yield of the zero-coupon U.S. Treasury bill and a reduction for the respective dividend yield calculated based on the most recent quarterly dividend payment and the stock price as of the grant date. The amounts included in this table assume the maximum number of PSUs earned. The fair value of these PSUs on the grant date was incorrectly reported in the 2021 proxy as $36.46 per share, and the value was updated in the Quarterly Report on Form 10-Q filed on July 30, 2021 and disclosed in Note 26 – Stock-Based Compensation of our audited consolidated financial statements for the year ended December 31, 2021 included in our 2021 Annual Report on Form 10-K .

(2)	The 2020 LTIP PSUs were forfeited upon Mr. Stuver’s resignation on February 23, 2022.

The 2020 LTIP is tied to achievement of the following performance objectives during the 2021 to 2022 performance period:

Objective	Weight	Threshold (0%)	Target (50%)	Maximum (100%)

Adjusted Net Income (1)	35%	$731M	$877M	$1.023B

Total Shareholder Return (2)	35%	Less than 25th percentile	50th percentile	75th percentile or greater

Sustainability (3)	30%	Zero Achievements	Two Achievements	Four Achievements

(1)

Adjusted Net Income, as used for the purposes of the 2020 LTIP objective, is calculated based on AVANGRID’s adjusted net income excluding certain non-recurring adjustments as reported in the company’s earnings releases or annual reports on Form 10-K.

(2)	Total Shareholder Return, as used for the purposes of the 2020 LTIP objective, is calculated based on AVANGID’s ranking within the S&P 500 utilities index based on 20 trading day average.
(3)

Sustainability, as used for the purposes of the 2020 LTIP objective, is measured based on achievement of corporate-wide ESG goals that the compensation, nominating and corporate governance committee believe can positively impact AVANGRID’s operational performance and include key project milestones, supplier sustainability targets, and driving a diverse and inclusive culture.

Restricted Stock Units. In conjunction with their employment agreements both Mr. Arriola and Ms. Stempien received grants of Restricted Stock Units (“RSUs”). On March 15, 2021, Ms. Stempien upon hire received a grant of 5,000 RSUs under the

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Omnibus Incentive Plan. The RSUs vest in full on March 1, 2023. On June 8, 2021 and January 8, 2022 Mr. Arriola received grants of 17,500 RSUs that vested immediately.

2022 Phantom Units. On February 15, 2022, the compensation, nominating and corporate governance committee granted Mr. Mahoney 3,000 phantom share units (“Phantom Units”) under the Omnibus Incentive Plan. This Phantom Unit award was intended to recognize Mr. Mahoney for his interim role as Central Maine Power Company (“CMP”) President & CEO for three months in 2021. The Phantom Units vest in four equal installments, the first installment will vest on August 15, 2022, the second installment will vest on February 15, 2023, the third installment will vest on August 15, 2023 and the final installment will vest on February 15, 2024. Each installment will be settled in a cash amount equal to the number of Phantom Units multiplied by the fair market value of AVANGRID’s common shares on the respective vesting dates.

Sign-On Bonus

In connection with the commencement of her employment as President & CEO of Avangrid Networks in March 2021, Ms. Stempien received a special one-time transition and employment inducement award of $400,000 in the aggregate intended to offset certain compensation opportunities Ms. Stempien forfeited when she left her former employer. The inducement award is payable in two installments subject to her continued employment through each payment date, as follows: (i) $200,000 on the first regular payroll pay date following sixty days of service; and (ii) $200,000 on the first regular payroll pay date following March 1, 2022. In the event that Ms. Stempien voluntarily resigns her employment without “good reason” (as defined in her employment agreement) before December 31, 2023, she must repay to ASC the one-time payment made by the company in that calendar year no later than six months after her date of termination.

Perquisites and Other Personal Benefits

We offer a limited number of perquisites and other personal benefits to our executive officers, including NEOs. Perquisites are not a material part of our compensation program. Our compensation, nominating and corporate governance committee reviews the levels of perquisites and other personal benefits provided to our NEOs. See “Executive Compensation—Summary Compensation Table—All Other Compensation”.

Post-Employment Compensation Arrangements

To attract and retain diverse talent, we offer various arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of an employee’s separation from service with us and enable employees to focus on their duties while employed by us. These post-employment benefits are provided through employment agreements, letter agreements and severance agreements as described more fully below under “Executive Compensation—Summary of Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Certain of our NEOs also participate in qualified defined benefit pension and non-qualified deferred compensation plans. See “Executive Compensation—Pension Benefits” and “Executive Compensation—Nonqualified Deferred Compensation.”

Our NEOs also may participate in a defined contribution 401(k) retirement plan, administered through AMC, a wholly-owned subsidiary of the company, that is available to substantially all of our non-union employees.

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Compensation and Risk

We annually conduct risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk-taking. We believe our compensation program mitigates risk by emphasizing long-term compensation and financial performance measures, rather than simply rewarding shorter-term performance and payout periods, which discourages imprudent short-term decision making and risk taking. For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Stock Ownership and Retention Guidelines

In April 2021, we amended our stock ownership policy designed to align the interests of our executive officers with those of the company’s shareholders by requiring all executive officers to maintain a stated level of stock ownership. Pursuant to this policy, each executive officer must retain at least 50% of net shares paid as incentive compensation until such officer has met or exceeded his or her respective ownership requirement. In accordance with this policy, our Chief Executive Officer is required to hold shares equal to at least five times his base salary and our other NEOs are required to hold shares equal to at least three times their base salary. As of the date of this Proxy Statement, all of our NEOs are in compliance with the requirements of our stock ownership policy.

Clawback Policy

Effective February 15, 2018, our board, upon the recommendation of the compensation, nominating and corporate governance committee, approved an executive compensation recovery policy (i.e., clawback policy), which provides that the compensation, nominating and corporate governance committee may require executive officers to repay or deliver certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws.

No Excise Tax Gross-up Provisions

We have no excise tax gross-up provisions in executive employment or change in control arrangements or executive compensation plans and, as a part of the company’s response to feedback from our shareholders, our board of directors and the compensation, nominating and corporate governance committee have committed to not including excise tax gross-up provisions in any new arrangements or plans.

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Prohibition Against Hedging, Pledging and Similar Transactions

Pursuant to our insider trading policy, short sales, hedging or similar transactions, derivatives trading and pledging AVANGRID securities or using AVANGRID securities as collateral are prohibited for all AVANGRID directors, officers (including our NEOs), employees, consultants and contractors.

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Summary Compensation Table

The following table provides certain information concerning the compensation for services rendered to us during the three years ended December 31, 2021 by (i) our principal executive officer, (ii) our principal financial officer, (iv) each of the three other most highly-compensated individuals in 2021 who were serving as executive officers of the company as of December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Dennis Arriola(6) Former Chief Executive Officer	2021	1,100,000	1,000,000	9,992,825	1,436,600	—	370,138	13,899,563
	2020	465,385	300,000	—	278,894	—	735,050	1,779,329

Robert Kump President & Deputy CEO	2021	705,738	—	3,006,260	643,104	3,865	80,504	4,439,471
	2020	705,738	—	—	267,179	391,456	79,124	1,443,497
	2019	705,738	—	—	371,762	488,346	78,974	1,644,820

Douglas Stuver(6) Former Senior Vice President – Chief Financial Officer	2021	500,000	—	1,629,900	—	—	29,250	2,159,150
	2020	498,077	—	414,404	284,532	—	25,650	1,222,663
	2019	445,210	—	—	231,750	—	25,200	702,160

R. Scott Mahoney Senior Vice President - General Counsel & Corporate Secretary	2021	515,192	—	1,521,240	425,956	302,474	9,750	2,774,612
	2020	468,461		1,142,622	323,378	644,894	8,550	2,587,995
	2019	429,423	—	—	258,430	763,708	8,400	1,459,961

Catherine Stempien President and CEO of Networks	2021	446,154	200,000	2,960,650	414,398	—	62,147	4,083,349

(1)

Mr. Arriola received $1,000,000 for the second installment of his sign-on bonus in connection with the commencement of his employment as Chief Executive Officer. Ms. Stempien received $200,000 for the first installment of her sign-on bonus in connection with the commencement of her employment as President and CEO of Networks on March 15, 2021, as discussed in the section entitled “Compensation Discussion and Analysis – Elements of Compensation - Sign-On Bonus.”

(2)

“Stock Awards” reflect the aggregate grant date fair value of the PSUs and RSUs granted in 2021, computed in accordance with Financial Accounting Standards Board Accounting Standard Codification, Topic 718 and, for the value of the PSUs, assumes that the maximum number of PSUs are earned. For discussion of the assumptions used in these valuations, see Note 26 – Stock-Based Compensation of our audited consolidated financial statements for the year ended December 31, 2021 included in our 2021 Annual Report on Form 10-K.

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(3)

The amounts shown represent the components of the cash bonuses relating to the attainment of performance metrics earned by the NEOs under our EVP Plan, as discussed more fully in the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive – EVP Payouts.”

(4)

The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” reflects the aggregate increases in actuarial present value of the accumulated benefit under the defined benefit and actuarial pension plans in which the NEO participated (in the case of Mr. Kump, the Retirement Benefit Plan for Employees of NYSEG (“NYSEG Pension Plan”); in the case of Mr. Mahoney, the Retirement Income Plan Non-Union Employees of CMP (“CMP Pension Plan”) and Energy East Corporation ERISA Excess Plan (“Energy East Excess Plan”)). For discussion of the assumptions used in these valuations, see Note 17 – Post-retirement and Similar Obligations of our consolidated financial statements for the fiscal year ended December 31, 2021 included in our 2021 Annual Reports on Form 10-K.

(5)	Amounts reported under “All Other Compensation” for 2021 include:

(a)	For Mr. Arriola, $264,856 in relocation expenses, $76,032 in tax gross-up on relocation expenses; and $29,250 in employer contributions to the Avangrid, Inc. 401(k) Plan (the “401(k)” Plan”).

(b)	For Mr. Stuver, $29,250 in employer contributions to the 401(k) Plan.

(c)	For Mr. Kump, $9,750 in employer contributions to the 401(k) Plan and company contribution of $70,754 representing 10% of base salary to the Avangrid Deferred Compensation Plan.

(d)	For Mr. Mahoney, $9,750 in employer contributions to the 401(k) Plan.

(e)	For Ms. Stempien, $37,109 in relocation expense, $15,692 in tax gross-up on relocation expenses; and $9,346 in employer contributions to the 401(k) Plan.

(6)

Mr. Stuver resigned as Senior Vice President – Chief Financial Officer on February 23, 2022, and therefore no amounts are included under the “Non-Equity Incentive Plan Compensation” column for 2021, as pursuant to the EVP Plan, participants must be employed as of the date of payment under the plan, which was April 8, 2022.

Grants of Plan-Based Awards

The following table sets forth the information concerning the grants or modifications of any plan-based compensation to each NEO during 2021. The non-equity awards described below were made under our EVP Plan.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units(3) (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Dennis Arriola	2/15/2021 6/8/2021	0	1,100,000	2,200,000	0	125,000	250,000	17,500	937,825

Robert Kump	2/15/2021	0	476,673	952,746	0	41,500	83,000	—	—

Douglas Stuver	2/15/2021	0	300,000	600,000	0	22,500	45,000	—	—

R. Scott Mahoney	2/15/2021	0	284,350	568,700	0	21,000	42,000	—	—

Catherine Stempien(4)	3/15/2021	0	301,600	603,200	0	37,500	75,000	5,000	244,150

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(1)

Amounts represent estimated possible payments at threshold, target and maximum achievement under the EVP Plan. Under the EVP Plan, the “Threshold” for payment under the plan is zero and payouts under the EVP Plan are interpolated from “Target” based upon the actual achievement of the performance metrics and payouts for performance between levels are determined using straight-line linear interpolation. Actual amounts paid under the EVP Plan for 2021 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” For more information on the performance metrics applicable to these awards, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive.”

(2)

Represents PSUs granted under the 2020 LTIP in 2021. These awards are earned over a two-year performance period ending December 31, 2022, with earned amounts, if any, paid in the company’s common shares over an additional three-year retention period. Unvested PSUs do not earn dividends.

(3)

Amounts represent Restricted Stock Units (RSUs) granted as part of the employment agreements for Mr. Arriola and Ms. Stempien. Mr. Arriola’s RSUs vested immediately upon grant and Ms. Stempien’ s RSUs vest on March 1, 2023.

(4)	Non-Equity Incentive Plan Awards Target and Maximum are prorated to reflect Ms. Stempien’s commencement as Networks President in March 2021.

Summary of Employment Agreements

A summary of the material terms of our employment agreements with Messrs. Arriola, Stuver, Kump, and Mahoney, and Ms. Stempien is provided below.

Dennis Arriola

Mr. Arriola entered into an employment agreement with AMC on June 11, 2020, effective with the commencement of his employment on July 20, 2020. On February 27, 2022, Mr. Arriola provided notice to AVANGRID of his intention to terminate his employment agreement and leave the business, effective May 28, 2022.

The agreement provided for an initial base salary of $1,100,000 and an annual bonus opportunity with a target amount of 100% of base salary and a maximum bonus of 200% of base salary. The agreement provides for an initial grant under the 2020 LTIP of 250,000 PSUs, which were granted on February 15, 2021. The agreement also provides for a grant of 35,000 RSUs, one half granted in January 2021 (which were granted in June 2021 following shareholder approval of the amendment to the Omnibus Incentive Plan to raise the limit on the number of shares that may be granted to one individual in a fiscal year under the Omnibus Incentive Plan) and one half granted in January 2022. Mr. Arriola was also eligible to participate in the company’s 401(k) plan, health and welfare plans, and other benefits on the same terms as all other employees; provided, that in the event that Mr. Arriola became eligible to receive benefits under the company’s long term disability plan, the company would be required to supplement such benefits so that Mr. Arriola would receive aggregate benefits under the long term disability plan and all other disability income sources of not less than 85% of Mr. Arriola’s base salary at the time such disability commenced.

The agreement provided for one-time relocation benefits to relocate Mr. Arriola from California to Connecticut. If Mr. Arriola voluntarily resigns his employment without “good reason” or is terminated for “cause” (each as defined in the employment agreement) under certain circumstances, then Mr. Arriola’s relocation benefits are subject to repayment.

The agreement provided for a special one-time transition and employment inducement award of $3,300,000 in the aggregate, payable in four installments subject to continued employment through each payment date. Pursuant to the installment schedule, payments in the aggregate of $2,300,000 have been made. As a result of Mr. Arriola’s notification to the company of his decision to leave the business effective May 28, 2022, the remaining $1,000,000 that would otherwise be payable on the first regular payroll pay date following December 31, 2022 will not be made. In the event that Mr. Arriola voluntarily resigned his employment without “good reason” (as defined in his employment agreement) before December 31, 2023, he must repay to AMC the one-time payment made by the company in that calendar year no later than six months after his date of termination.

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In the event that Mr. Arriola’s employment is terminated by AMC without “cause” or by Mr. Arriola for “good reason” (each as defined in his employment agreement), Mr. Arriola will be entitled to receive, subject to the execution of a release of claims, (i) a severance payment equal to the sum of his then-current annual base salary plus an amount equal to his then-current annual target bonus, (ii) actual incentive for the year pro-rated through date of termination based on actual performance, (iii) monthly reimbursement for COBRA premium for himself and his dependents for a period of twelve (12) months following the date of termination, (iv) immediate vesting of any RSUs outstanding that were granted pursuant to his employment agreement. If such termination occurs on or before December 31, 2022, Mr. Arriola would (i) receive a lump sum payment equal to 50% of the initial PSUs granted (i.e. 125,000) multiplied by the closing price of the company’s shares of common stock at the date of termination, and (ii) also be entitled to continue to vest in a pro-rated portion of 50% of initial PSUs granted, subject to the attainment of performance objectives under the 2020 LTIP.

In the event that Mr. Arriola’s employment is terminated by AMC without “cause” or by Mr. Arriola for “good reason” within one year of a “change in control” (as defined in the employment agreement), Mr. Arriola will be entitled to receive (i) a severance payment equal to the sum of two times (2x) his then-current annual base salary and two times (2x) an amount equal to his then-current annual target bonus, (ii) actual incentive for the year pro-rated through the date of termination, based on actual performance, (iii) monthly reimbursement for COBRA premium for himself and his dependents for a period of twelve (12) months following the date of termination, (iv) immediate vesting of any RSUs outstanding that were granted pursuant to his employment agreement. Mr. Arriola will also be eligible to vest in the full amount of initial PSUs granted, subject to performance conditions, provided that 50% of the initial PSUs will be deemed to have been achieved at 100% performance and the second half based on actual performance as of the change in control date. The employment agreement also provides for a reduction in amounts payable under certain circumstances to the maximum amount that does not trigger the excise tax imposed by Section 4999 of the Code unless Mr. Arriola would be better off (on an after-tax basis) if he received all payments and benefits and paid all excise and income taxes.

In the event that Mr. Arriola’s employment is terminated due to resignation without “good reason”, by retirement, death or disability, Mr. Arriola will be entitled to receive actual incentive for the year, pro-rated through date of termination based on actual performance.

The employment agreement contains 12-month post-employment non-competition and non-solicitation provisions.

Robert Kump

Mr. Kump entered into an employment agreement with Networks and ASC (formerly Iberdrola USA Management Corporation), a subsidiary of AVANGRID, dated October 1, 2010, to serve as chief executive officer of Networks. At the time of execution of this agreement, this agreement was made with the entity formerly known as Iberdrola USA, Inc., which changed its name to Iberdrola USA Networks, Inc. during a corporate reorganization in 2013 and later to Networks following the acquisition of UIL in 2015. On June 5, 2019, Mr. Kump was promoted to the role of President and Deputy Chief Executive Officer of AVANGRID. On April 27, 2022, Mr. Kump provided notice of his intention to retire from the Company, effective June 24, 2022.

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The agreement provides for an initial base salary of $600,000 and an annual bonus opportunity with a target amount of 55% of base salary with a maximum bonus of 110% of base salary. Effective January 7, 2018, Mr. Kump’s annual base salary was increased to $705,738 and his annual bonus opportunity was increased to a maximum bonus opportunity of 135% of base salary. The agreement provides that Mr. Kump will be a participant in an employer-funded non-qualified individual account deferred compensation arrangement with annual contributions equal to 10% of base salary and provides he will participate in all employee benefit plans and incentive compensation plans made available to Networks executives, other than the Energy East Supplemental Executive Retirement Plan, the Energy East Excess Plan or any compensation or non-qualified compensation plan not explicitly reflected in the employment agreement.

In the event that Mr. Kump’s employment is terminated without “cause,” by Mr. Kump for “good reason,” or Mr. Kump’s death or disability, he shall be entitled to receive a lump sum payment equal to the sum of (i) his current annual base salary and (ii) an amount equal to his annual bonus for the prior year. In addition, unless the company elects to waive Mr. Kump’s compliance with the certain provisions of the Employee Invention and Confidentiality Agreement made as of February 8, 2001 between Mr. Kump and Networks from and after the date that is six months after the date of termination, Networks shall make an additional lump sum payment to Mr. Kump equal to six months of his current base salary.

The employment agreement provides that Mr. Kump and Networks acknowledge that the Agreement and Release between Mr. Kump and Networks executed on September 25, 2009 shall remain in full force and effect, except as modified by the terms of his employment agreement. Pursuant to the Agreement and Release, Mr. Kump withdrew a notice of termination of employment from Energy East Management Corporation, a predecessor of ASC, in exchange for a one-time settlement payment of $1,000,000, which was paid six months and one day following the execution of the Agreement and Release.

Douglas Stuver

Mr. Stuver resigned from his position of Senior Vice President – Chief Financial Officer on February 23, 2022, and Patricia Cosgel was appointed Interim Chief Financial Officer effective February 24, 2022. On June 2, 2022, Ms. Cosgel was appointed Senior Vice President - Chief Financial Officer.

On July 19, 2018, AMC entered into an employment agreement with Mr. Stuver, effective as of July 8, 2018. The employment agreement provides for an initial base salary of $325,461, subject to annual review and adjustment, and Mr. Stuver’s continued participation in the EVP Plan. Effective January 5, 2020, Mr. Stuver’s annual base salary was increased to $500,000 and his maximum incentive opportunity under the EVP Plan was increased to 120% of his base salary. Mr. Stuver is also eligible to participate in the company’s 401(k) plan, health and welfare plans, and other benefits on the same terms as all other employees; provided, that in the event that Mr. Stuver becomes eligible to receive benefits under the company’s long term disability plan, the company shall supplement such benefits so that Mr. Stuver receives aggregate benefits under the long term disability plan and all other disability income sources of not less than 85% of Mr. Stuver’s base salary at the time such disability commenced.

In the event that Mr. Stuver’s employment is terminated without “cause” or he resigns for “good reason” (each as defined in the employment agreement), Mr. Stuver will be entitled to receive, subject to the execution of a release of claims, a severance payment equal to the sum of (i) his base salary and (ii) the annual incentive award paid to Mr. Stuver with respect to the year immediately preceding the year in which such termination or resignation occurred.

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If Mr. Stuver’s employment was s terminated due to his disability, he will be entitled to receive his base salary through the date of termination, which is 30 days after the notice of termination is given. In the event of his resignation without good reason or due to Mr. Stuver’s retirement, he would be entitled to receive his base salary through the date of termination, which is not less than 30 days and not more than 60 days after the notice of termination is given.

The employment agreement also provides for a reduction in amounts payable under certain circumstances to the maximum amount that does not trigger the excise tax imposed by Section 4999 of the Code unless Mr. Stuver would be better off (on an after-tax basis) if the he received all payments and benefits and paid all excise and income taxes. This provision only applies in the event of a termination of Mr. Stuver’s employment without cause or resignation for good reason within one year following a “change in control” (as defined in his employment agreement). The employment agreement contains 12-month post-employment non-competition and non-solicitation provisions.

R. Scott Mahoney

Mr. Mahoney entered into a new employment agreement with AMC on July 13, 2021, which supersedes and replaces all prior employment agreements. Mr. Mahoney originally entered into an employment agreement with Energy East Management Corporation, a predecessor of ASC, dated March 1, 2008, to serve as Deputy General Counsel. The initial term of the agreement was from March 1, 2008 to February 28, 2009 with an automatic extension unless either party gave notice of non-renewal. The terms of the original employment agreement were in place through July 12, 2021 until it was replaced by the current agreement. The current agreement provides for an initial base salary of $517,000 and an annual bonus opportunity with a target amount of 55% of base salary with a maximum bonus of 110% of base salary. The current agreement provides for participation in the 2020 LTIP and successor plans. Mr. Mahoney is also eligible to participate in the company’s 401(k) plan, health and welfare plans, and other benefits on the same terms as all other employees. In the event that Mr. Mahoney’s employment is terminated without “cause” or by Mr. Mahoney for “good reason” (each as defined in his current employment agreement), Mr. Mahoney will be entitled to receive, subject to the execution of a release of claims, a severance payment equal to the sum of his then-current annual base salary plus an amount equal to his prior year EVP or other similar incentive award paid.

In the event that Mr. Mahoney’s employment is terminated by AMC without “cause” or by Mr. Mahoney for “good reason” within one year of a “change in control” (as defined in the employment agreement), the employment agreement also provides for a reduction in amounts payable under certain circumstances to the maximum amount that does not trigger the excise tax imposed by Section 4999 of the Code unless Mr. Mahoney would be better off (on an after-tax basis) if he received all payments and benefits and paid all excise and income taxes.

The current employment agreement contains 12-month post-employment non-competition and non-solicitation provisions.

Catherine Stempien

Ms. Stempien entered into an employment agreement with ASC on February 8, 2021, effective with the commencement of her employment on March 15, 2021. The agreement provides for an initial base salary of $580,000 and an annual bonus opportunity with a target amount of 65% of base salary with a maximum bonus of 130% of base salary. The agreement provides for an initial grant under the 2020 LTIP of 75,000 PSUs, which were granted on March 15, 2021. The agreement also provides for a grant of

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5,000 RSUs, granted on March 15, 2021, which will vest on March 1, 2023. Ms. Stempien is also eligible to participate in the company’s 401(k) plan, health and welfare plans, and other benefits on the same terms as all other employees; provided, that in the event that Ms. Stempien becomes eligible to receive benefits under the company’s long term disability plan, the company shall supplement such benefits so that Ms. Stempien receives aggregate benefits under the long term disability plan and all other disability income sources of not less than 85% of Ms. Stempien’s base salary at the time such disability commenced.

The agreement provides for one-time relocation benefits to relocate Ms. Stempien to Connecticut. If Ms. Stempien voluntarily resigns her employment without “good reason” or is terminated for “cause” (each as defined in the employment agreement) under certain circumstances, then Ms. Stempien’s relocation benefits are subject to repayment.

The agreement provides for a special one-time transition and employment inducement award of $400,000 in the aggregate, payable in two installments subject to continued employment through each payment date, as follows: (i) $200,000 on the first regular payroll pay date following sixty days of her employment; and (ii) $200,000 on the first regular payroll pay date following March 1, 2022. In the event that Ms. Stempien voluntarily resigns her employment without “good reason” (as defined in her employment agreement) before December 31, 2023, she must repay to ASC the one-time payment made by the company in that calendar year no later than six months after her date of termination.

In the event that Ms. Stempien’s employment is terminated by ASC without “cause” or by Ms. Stempien for “good reason” (each as defined in her employment agreement), Ms. Stempien will be entitled to receive, subject to the execution of a release of claims, (i) a severance payment equal to the sum of her then-current annual base salary plus an amount equal to her then-current annual target bonus, (ii) actual incentive for the year pro-rated through date of termination based on actual performance, (iii) monthly reimbursement for COBRA premium for herself and her dependents for a period of twelve (12) months following the date of termination, and (iv) immediate vesting of any RSUs outstanding that were granted pursuant to her employment agreement. If such termination occurs on or before December 31, 2022, Ms. Stempien would (i) receive a lump sum payment equal to 50% of the initial PSUs granted (i.e. 37,500) multiplied by the closing price of the company’s shares of common stock at the date of termination, and (ii) also be entitled to continue to vest in a pro-rated portion of 50% of initial PSUs granted, subject to the attainment of performance objectives under the 2020 LTIP.

In the event that Ms. Stempien’s employment is terminated by ASC without “cause” or by Ms. Stempien for “good reason” within one year of a “change in control” (as defined in the employment agreement), Ms. Stempien will be entitled to receive (i) a severance payment equal to the sum of two times her then-current annual base salary and two times an amount equal to her then-current annual target bonus, (ii) actual incentive for the year pro-rated through the date of termination, based on actual performance, (iii) monthly reimbursement for COBRA premium for herself and her dependents for a period of twelve (12) months following the date of termination, and (iv) immediate vesting of any RSUs outstanding that were granted pursuant to her employment agreement. Ms. Stempien will also be eligible to vest in the full amount of initial PSUs granted, subject to performance conditions, provided that 50% of the initial PSUs will be deemed to have been achieved at 100% performance and the second half based on actual performance as of the change in control date. The employment agreement also provides for a reduction in amounts payable under certain circumstances to the maximum amount that does not trigger the excise tax imposed

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by Section 4999 of the Code unless Ms. Stempien would be better off (on an after-tax basis) if she received all payments and benefits and paid all excise and income taxes.

In the event that Ms. Stempien’s employment is terminated due to resignation without “good reason”, by retirement, death or disability, Ms. Stempien will be entitled to receive actual incentive for the year, pro-rated through date of termination based on actual performance.

The employment agreement contains 12-month post-employment non-competition and non-solicitation provisions.

Summary of Executive Variable Pay Plan

In the event that a participant under the EVP Plan is terminated for any reason other than retirement, disability or death, termination by the company without “cause” or the participant is no longer employed by the company or an affiliate due to the participant’s employer ceasing to be a member of the company’s controlled group due a sale or other transaction that does not constitute a “change in control” (as defined in the EVP Plan), such participant shall not be entitled to receive the EVP Plan award unless otherwise determined by the board in its sole discretion. In the event of retirement, disability or death, termination by the company without “cause” or the participant is no longer employed by the company or an affiliate due to the participant’s employer ceasing to be a member of the controlled group due to a sale or other transaction that does not constitute a “change in control” (as defined in the EVP Plan), the participant is entitled to receive a prorated award based on the number of days of participation. The participant must have been an active employee during at least three months of the relevant calendar performance period in order to be eligible to receive the pro-rated award. For additional information about the EVP Plan, see the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive – Plan Structure” beginning on page 50.

Summary of Equity Incentive Plans

Avangrid, Inc. Amended and Restated Omnibus Incentive Plan

At the 2016 annual meeting, shareholders approved the Avangrid, Inc. Omnibus Incentive Plan, which was amended and restated by our board of directors on March 16, 2017, to eliminate the “evergreen” feature so that shareholder approval is required to increase the number of shares available for equity grants under the plan. On February 16, 2021, upon the recommendation of the compensation, nominating and corporate governance committee, our board of directors unanimously approved an amendment to the Amended and Restated Omnibus Incentive Plan to increase the individual share limit for equity-based awards under the plan from 250,000 shares to 300,000 shares of company common stock and to make certain additional immaterial administrative changes, which shareholders approved at the 2021 annual meeting (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan provides for grants of stock options (both stock options intended to be “incentive stock options” under Section 422 of the Code and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards and other stock-based or stock-related awards (including performance awards) pursuant to which our common stock, cash or other property may be delivered. Each award is evidenced by an award agreement, which will govern that award’s terms and conditions. The maximum number of shares allocated to all participants under all subplans of the Omnibus Incentive plan may not exceed 2,500,000 AVANGRID shares.

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2016 LTIP

PSUs granted under the 2016 LTIP were earned at the end of the four-year performance period to the extent the performance goals were met and become vested and paid in the company’s common shares over an additional three-year period, provided the participant remains employed by the company or any affiliate through the applicable payment date. The 2016 LTIP has a term of seven years, within which the period between financial years 2016 and 2019 is the period for evaluation of achievement of the performance goals and the period between financial years 2020 and 2022 is the vesting and payment period.

In the event that a participant under the 2016 LTIP is terminated for any reason other than death, disability, retirement, resignation for “good reason” or termination by the company without “cause” (all as defined in the 2016 LTIP) prior to the payment date, such participant shall not be entitled to receive the outstanding unvested awards. In the event of retirement, disability, death or resignation for “good reason” or termination by the company without “cause” prior to the payment date, the participant is entitled to a prorated award based on the number of days of participation, subject to the objectives having been achieved and certain other conditions having been fulfilled. PSUs will be payable in shares of the company’s common stock.

If there is a change in control during the three-year payment period that constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i), then all outstanding PSUs will vest based on the actual performance levels achieved at the end of the performance period and the compensation, nominating and corporate governance committee may, in its sole discretion, accelerate payment of shares of common stock in respect of such PSUs.

For additional information about the 2016 LTIP, see the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive” beginning on page 54.

2020 LTIP

PSUs granted under the 2020 LTIP are earned at the end of the two-year performance period to the extent that the company has met the performance goals established by the compensation, nominating and corporate governance committee. Earned PSUs then vest and are paid in the company’s shares of common stock over an additional three-year period, provided the participant remains employed by the company or any affiliate through the applicable payment date. The 2020 LTIP has a term of five years, within which the period between financial years 2021 and 2022 is the period for evaluation of achievement of the performance goals and the period between financial years 2023 and 2025 is the payment period.

In the event that a participant under the 2020 LTIP is terminated for any reason other than death, disability, retirement, resignation to serve with and continued service with an affiliate of the company, resignation for “good reason” or termination by the company without “cause” (all as defined in the 2020 LTIP) prior to the payment date, such participant shall not be entitled to receive the outstanding unvested awards. In any of these events, the participant is entitled to a prorated award based on the number of days of participation, subject to the objectives having been achieved and certain other conditions having been fulfilled. PSUs will be payable in shares of the company’s common stock.

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If there is a change in control during the three-year payment period that constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i), then all outstanding PSUs will vest based on the actual performance levels achieved at the end of the performance period and accelerate payment of shares of common stock in respect of such PSUs.

For additional information about the 2020 LTIP, see the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive” beginning on page 54.

Phantom Units

Phantom Share Units (“Phantom Units”), which represent the right to receive the value of a share of common stock in cash, were granted to Messrs. Stuver and Mahoney under the Omnibus Incentive Plan. The Phantom Units vest in three equal installments, the first installment vested on June 15, 2020, the second installment vested on February 25, 2021, and the final installment vested on March 8, 2022. Each installment was settled in a cash amount equal to the number of Phantom Units multiplied by the fair market value of AVANGRID’s common shares on the respective vesting dates. Due to his resignation on February 23, 2022, prior to vesting of the final installment and the provisions of the Phantom Award Unit Agreement that the executive must be present at the time of payment, Mr. Stuver was not entitled receive the final installment. On February 15, 2022, Mr. Mahoney was granted and additional 3,000 Phantom Units that vest in four equal installments, the first installment will vest on August 15, 2022, the second installment will vest on February 15, 2023, the third installment will vest on August 15, 2023 and the final installment will vest on February 15, 2024

Restricted Stock Units

Restricted Stock Units (“RSUs”) which represent the right to receive a share of common stock, were granted in conjunction with the employment agreements for Mr. Arriola and Ms. Stempien. On March 15, 2021, Ms. Stempien upon hire received a grant of 5,000 RSUs under the Omnibus Incentive Plan. Prior to vesting and the provisions of the RSU award agreement that the executive must be present at the time of vesting, The RSUs vest in full on March 1, 2023. On June 8, 2021 and January 8, 2022 Mr. Arriola received grants of 17,500 RSUs that vested immediately.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning unvested stock and equity incentive plan awards outstanding as of December 31, 2021, for each NEO:

	Plan Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Numbers of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)

Dennis Arriola	2020 LTIP (2)	February 15, 2021	—	—	250,000	12,470,000

Robert Kump	2016 LTIP (3)	July 14, 2016	5,248	261,770

	2020 LTIP (2)	February 15, 2021			83,000	4,140,040

Douglas Stuver(6)	2016 LTIP (3)	October 19, 2017	344	17,159	—	—

	2016 LTIP (3)	June 7, 2018	236	11,772	—	—

	Phantom Units (4)	March 18, 2020	2,753	137,320	—	—

	2020 LTIP (2)	February 15, 2021	—	—	45,000	2,244,600

R. Scott Mahoney	2016 LTIP (3)	July 14, 2016	2,408	120,111	—	—

	Phantom Units (4)	March 18, 2020	7,591	378,639

	2020 LTIP (2)	February 15, 2021			42,000	2,094,960

Catherine Stempien	2020 LTIP (2)	March 15, 2021			75,000	3,741,000

	RSU agreement under Omnibus Incentive Plan(5)	March 15, 2021	5,000	249,400

(1)	Amounts represent the product of the December 31, 2021 closing price of AVANGRID common stock of $49.88 multiplied by the number of shares subject to the awards.

(2)

Number of PSUs represents the maximum award level under the 2020 LTIP, as the actual performance during the measurement period from January 1, 2021 to December 31, 2022 is not yet determinable. The actual number of units earned (if any) will be based on performance at the end of the performance period described under “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive.”

(3)

Number of PSUs represents the remaining award level earned under the 2016 LTIP based on the actual performance during the measurement period from January 1, 2016 to December 31, 2019, as further described under “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive.” Earned PSUs vest in three equal tranches in 2020, 2021, and 2022, subject to the participant’s continued employment on each payment date, as follows: (i) on May 1, 2020, (ii) on February 25, 2021, and (iii) between January 1, 2022 and March 31, 2022.

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(4)

Number of Phantom Units represents the remaining Phantom Award Units awarded, as further described under “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive.” Phantom Units are paid in cash and vest in three equal tranches in 2020, 2021 and 2022, subject to the participant’s continued employment on each payment date, as follows: (i) between January 1, 2020 and June 30, 2020, (ii) between January 1, 2021 and March 31, 2021, and (iii) between January 1, 2022 and March 31, 2022.

(5)	Ms. Stempien’s RSU grant vests, subject to continued employment, on March 1, 2023.

(6)	Due to his resignation, Mr. Stuver forfeited upon termination 580 shares from the 2016 – 2019 LTIP, 2,753 Phantom Units and 45,000 Max PSUs from the 2020 – 2022 LTIP.

Stock Vested

The following table provides information concerning vesting of stock awards during 2021 for each NEO:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Dennis Arriola	17,500	937,825

Robert Kump (2)	5,249	242,661

Douglas Stuver (2) (3)	3,333	154,085

R. Scott Mahoney (2) (3)	10,000	462,300

Catherine Stempien (2) (3)	—	—

(1) Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the fair market value on the vesting date.

(2) Represents the second installment of PSUs that vested on February 25, 2021 and were paid pursuant to the 2016 LTIP.

(3) Represents the second installment of Phantom Units that vested on February 25, 2021 and were paid in cash.

Pension Benefits

The following table sets forth information as to the NEOs regarding payments or other benefits at, following or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Dennis Arriola (1)	—	—	—	—

Douglas Stuver (1)	—	—	—

Robert Kump (2)	NYSEG Pension Plan	35.50	2,783,674	—

R. Scott Mahoney (2)	CMP Pension Plan	24.08	1,391,343	—
	Energy East Excess Plan	24.08	2,511,212	—

Catherine Stempien(1)	—	—	—	—

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(1)	Messrs. Arriola and Stuver and Ms. Stempien are not eligible for participation in company pension plans.

(2)

Annuities and lump sums are valued using the December 31, 2021 U.S. GAAP disclosure assumptions, specifically (i) a 2.85% discount rate for the NYSEG Pension Plan, a 2.96% discount rate for the CMP Pension Plan, and a 3.07% discount rate for the Energy East Excess Plan, and (ii) PRI-2012 with full generational mortality projected with mortality improvement scale 2021 (“MP 2020”) for the NYSEG Pension Plan and CMP Pension Plan and PRI-2012 white collar with full generational mortality projected with scale MP 2020 for the Energy East Excess Plan. For a description of the calculation of present value of the accumulated benefit, see Note 17 – Post-retirement and Similar Obligations of our consolidated financial statements for the fiscal year ended December 31, 2021 included in our 2021 Annual Report on Form 10-K.

Robert Kump

Mr. Kump participates in the Retirement Benefit Plan for Employees of NYSEG (the “NYSEG Pension Plan”), a defined benefit pension plan of AVANGRID’s subsidiary intended to be qualified under Section 401(a) of the Code. Non-union employees who perform at least an hour of service are eligible to participate in the NYSEG Pension Plan, provided, however, that no new non-union employees are eligible to participate after January 1, 2014. Mr. Kump’s retirement benefits under the NYSEG Pension Plan will be calculated based on his years of service and average annualized regular earnings during the 120-month period ending with the calendar month immediately preceding the calendar month in which he terminates service. Benefits are generally in the form of a single life annuity for unmarried participants and a 50% contingent annuity with a five-year pop-up for married participants, provided that the participant may elect other forms of payment including a joint and survivor annuity, a single life annuity with ten years certain or a lump-sum payment. Participants are generally eligible for benefits at age 65 but participants that are eligible for early retirement will receive a reduced basic annual benefit upon such early retirement after attaining age 55. Benefits are unreduced at age 60 for participants with at least ten years of service.

R. Scott Mahoney

Mr. Mahoney participates in the Retirement Income Plan Non-Union Employees of CMP (the “CMP Pension Plan”), a defined benefit pension plan of AVANGRID’s subsidiary intended to be qualified under Section 401(a) of the Code. Employees who have reached age 21 are eligible to participate in the CMP Pension Plan, provided, however, that no new employees are eligible to participate after January 1, 2014. The amount of monthly retirement benefit payable to a participant beginning at age 65 is calculated based on a participant’s years of service and monthly average of the participant’s highest 60 consecutive calendar months of basic earnings during the 120-month period ending in the month in which the participant’s service termination date occurs. The normal form of benefit is a single life annuity for unmarried participants and a 50% contingent annuity for married participants, provided that the participant may elect other forms of actuarially equivalent benefits including a joint & survivor annuity. Participants eligible for early retirement will receive a reduced basic annual benefit upon such early retirement after attaining age 55. Benefits are unreduced at age 62 for participants with at least five years of service.

Mr. Mahoney also participates in the Energy East Corporation ERISA Excess Plan (the “Energy East Excess Plan”), which increases retirement benefits available to certain executives beyond those currently provided by the tax qualified defined benefit plans due to limitation under the Code on the amount of benefit that can be accrued and the amount of compensation that can be used to calculate benefits. The benefit payable under the Energy East Excess Plan is generally (i) the benefit payable at date of commencement as a straight life annuity specified by the qualified defined benefit pension plan the executive participates minus (ii) the benefit payable at date of commencement as a straight life annuity under the qualified defined benefit

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pension plan the executive participates in. Upon separation from service, retirement or disability, a participant will receive a benefit payable in the form of an actuarially equivalent lump sum. Any portion of the actuarially equivalent lump sum benefit attributable to the eligibility, compensation and service after December 31, 2004 may be delayed until the earlier of (i) the beginning of the seventh month following the month of the participant’s separation from service (due to termination of employment or retirement) or (ii) death. Assets for the Energy East Excess Plan are in a rabbi trust.

Effective June 30, 2022, benefit accruals under the CMP Pension Plan and the Energy East Excess Plan will be frozen and instead of future benefit accruals, the Company will be provide an enhanced 401(k) match formula increasing the current 401(k) plan match from 50% of 8% of each eligible employee’s compensation to 150% of each eligible employee’s compensation effective July 1, 2022.

Nonqualified Deferred Compensation

The following table sets forth information as to the NEOs regarding defined contribution or other plans that provides for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance Last Fiscal Year ($)

Dennis Arriola (1)	—	—	—	—	—

Robert Kump	—	70,574	105,515	—	4,814,710

Douglas Stuver (1)	—	—	—	—	—

R. Scott Mahoney	603,149	—	146,648	—	1,317,223

Catherine Stempien (1)	42,108	—	2,249	—	44,357

(1)	Messrs. Arriola and Stuver did not participate in any non-qualified deferred compensation plan sponsored by the company or a subsidiary.

(2)	The company contributions to Mr. Kump’s deferral plan account are included in “All Other Compensation” but not “Base Salary” in the “Summary Compensation Table”.

(3)

Earnings on these accounts are not included in any other amounts in the tables included in this proxy statement, as the amounts of the NEOs’ earnings represent the general market gains on investments and are not amounts or rates set by the company for the benefit of the NEOs.

Mr. Kump participates in the Avangrid Deferred Compensation Plan, which provides that AVANGRID will make annual contributions under the plan to a deferred compensation account set up for each participant in an amount set forth in the participant’s employment agreement. Mr. Kump’s employment agreement provides that an annual employer contribution of 10% of base salary will be made to a non-qualified deferred compensation plan, such as the Avangrid Deferred Compensation Plan, with a final pro-rata contribution for the year of Mr. Kump’s termination of employment based upon the portion of the year in

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which he works. Under the Avangrid Deferred Compensation Plan, the participant is fully vested at all times in all contributions and earnings credited to his deferred compensation account. Mr. Mahoney and Ms. Stempien also participate in the AVANGRID Deferred Compensation Plan and elect to defer a portion of their base salary and short-term incentive payments each year into the plan.

Contributions to the Avangrid Deferred Compensation Plan are notational only and earn notional investment income based on investment vehicles selected by the AVANGRID, Inc. & Subsidiaries Joint Plan Administration and Fiduciary Committee. Distribution of amounts in a participant’s deferred compensation account shall commence in the form and at the time elected by the participant. Participants must make an election as to form and timing either within 30 days of becoming a participant or during the annual enrollment window. Elections may be modified, but participants must do so no less than 12 months prior to their first scheduled payment, the election shall not take effect until at least 12 months after the election was made, and the new scheduled payment is delayed five years from original scheduled payment date. Upon a participant’s death prior to distribution, the plan will distribute a lump-sum distribution to the beneficiary selected by the participant within 60 days following such death (or, if later, after the proper beneficiary has been identified). If a participant dies after commencing payments, the remaining payments will be made as a lump-sum distribution to the beneficiary selected by the participant as soon as administratively possible after date of death. Amounts will be paid in one of the following forms as timely elected by the participant: (i) lump-sum distribution; or (ii) annual installment payments for a period of five, ten, or fifteen years.

Mr. Kump’s employment agreement with the company provides that the Agreement and Release between Mr. Kump and Networks that was executed on September 25, 2009 will remain in full force and effect. The parties agree that the amount payable to Mr. Kump pursuant to such Agreement and Release will be increased by an amount equal to the amount earned by the Energy East Management Corporation Benefit Trust on its initial investment of $3,333,241 in a financial vehicle of the company’s choosing with the goal of obtaining a net guaranteed level of interest without risk of loss of principal.

Potential Payments upon Termination or Change in Control

The amount of compensation payable to each NEO in the event of a termination of employment, or a change in control, on December 31, 2021, is described below under “— Quantification of Potential Payments upon Termination or Change in Control.” For additional explanation of payments under the various termination scenarios, see “Summary of Employment Agreements.”

Quantification of Potential Payments upon Termination or Change in Control

The following table sets forth potential benefits that each NEO would be entitled to receive in the event that the executive’s employment with us is terminated for any reason, including a (i) without good reason, a (ii) termination without cause, (iii) resignation with good reason, (iv) termination without cause or resignation with good reason, in each case in connection with a change in control, and (v) in the event of a change in control without termination or death or disability. The amounts shown in

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the table are the amounts that would have been payable under existing plans and arrangements if the NEO’s employment had terminated, and/or a change in control occurred on December 31, 2021.

“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario. The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below.

Named Executive Officer	Resignation by Executive Without Good Reason ($)	Termination by Company Without Cause ($)	Resignation by Executive with Good Reason ($)	Termination by Company Without Cause, or Resignation by Executive with Good Reason, in Connection with Change in Control ($)	Change in Control Without Termination ($)	Death/ Disability ($)

Dennis Arriola

Cash Compensation (1)(4)	370,386	3,636,600	3,636,600	5,836,600	—	1,436,600

Health and Welfare Benefits (2)	—	19,100	19,100	19,100	—	—

Long-Term Incentive (3)	—	10,797,324	10,797,324	13,342,900	—	7,384,385

TOTAL	370,386	14,453,024	14,453,024	19,198,600	—	8,821,085

Robert Kump

Cash Compensation (1)	5,457,814	6,783,600	6,783,600	6,783,600	—	6,783,600

Long-Term Incentive (3)	3,023,077	3,023,077	3,023,077	3,023,077	—	3,023,077

TOTAL	8,480,891	9,806,677	9,806,677	9,806,677	—	9,806,677

Douglas Stuver

Cash Compensation (1)	—	1,217,132	1,217,132	1,217,132	—	432,600

Long-Term Incentive (3)	—	1,526,029	1,526,029	1,663,348	—	1,663,348

TOTAL	—	2,743,161	2,743,161	2,880,480	—	2,095,948

R. Scott Mahoney

Cash Compensation (1)	425,956	1,266,334	1,266,334	1,266,334	—	425,956

Long-Term Incentive (3)	1,517,399	1,517,399	1,517,399	1,896,039	—	1,896,039

TOTAL	1,943,355	2,783,733	2,783,733	3,162,373	—	2,321,995

Catherine Stempien

Cash Compensation (1)	177,289	1,317,398	1,371,398	2,328,398	—	414,398

Health and Welfare Benefits (2)	—	27,537	27,537	27,537	—	—

Long-Term Incentive (3)	—	2,949,654	2,949,654	3,990,400	—	1,912,050

TOTAL	177,289	4,348,588	4,348,588	6,346,335	—	2,326,448

(1)	See “—Summary of Employment Agreements and “Non-Qualified Deferred Compensation.”

(2)	Amounts shown reflect the value of the additional benefit Mr. Arriola and Ms. Stempien would receive in the event of a termination per their employment agreements.

(3)

See “—Summary of Equity Incentive Plans—2016 LTIP,” “—Summary of Equity Incentive Plans—2020 LTIP”, “—Summary of Equity Incentive Plans—Phantom Units”, “—Summary of Equity Incentive Plans—Restricted Stock Units”.

(4)	Includes offset of certain amounts payable by Mr. Arriola pursuant to his employment agreement if he resigns without “good reason” prior to December 31, 2023.

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CEO Pay Ratio

This proxy statement contains information comparing our CEO’s total compensation to that of our median employee.

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CEO Pay Ratio

We believe our executive compensation program must be internally consistent and equitable and be designed to attract, retain, and motivate the most qualified professionals, in order to enable us to attain our strategic objectives. For 2021, the annual total compensation of Dennis Arriola was $13,899,563, as shown in the Summary Compensation Table beginning on page 60 (the “CEO Compensation”), which reflects annual base salary and 2021 EVP payout, in addition to the sign-on bonus, grants of RSUs and PSUs, company 401(k) contributions and relocation expenses. The annual total compensation of our median employee was $134,891. We reasonably estimate, based on the calculations described below consistent with Item 402(u) of Regulation S-K, that the ratio of the CEO Compensation to the total compensation of our median employee was 103:1.

On December 31, 2021, our measurement date for the employee population, we had 7,348 employees (whether employed on a full-time, part-time, or seasonal basis), all of whom were located in the United States. We identified the median employee using W-2 compensation as our consistently applied measure, which consisted of total cash compensation paid during 2021 and excluded any long-term incentive awards granted in 2021 for all individuals. We identified this payment information for all employees who were employed by us on the December 31, 2021 measurement date. These results were then ranked, excluding the CEO, from lowest to highest, and the median employee was identified. After identifying the median employee, we calculated annual total compensation for such employee in accordance with the rules applicable to the Summary Compensation Table.

Because the SEC rules for identifying the median of the annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee population and practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our company.

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PROPOSALS

This proxy statement contains four proposals requiring shareholder action.

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PROXY STATEMENT / PROPOSALS

Proposal One – Election of Directors

The board unanimously recommends that the shareholders vote FOR the election of each of our 14 nominees.

Our board of directors has nominated Ignacio S. Galán, John Baldacci, Daniel Alcain Lopéz, Pedro Azagra Bláquez, María Fátima Báñez García, Robert Duffy, Teresa Herbert, Patricia Jacobs, John Lahey, José Ángel Marra Rodríguez, Santiago Martínez Garrido, José Sáinz Armada, Alan Solomont, and Camille Joseph Varlack to be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

At the Annual Meeting, holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for election of the board’s 14 nominees.

The election of directors at the Annual Meeting will be decided by a majority of the votes cast at the Annual Meeting in person or by proxy by the holders of shares entitled to vote therein. This means that each nominee must receive more “FOR” than “AGAINST” votes at the Annual Meeting by the holders of shares of our common stock. Abstentions and broker non-votes will not be counted as votes cast for such purposes. The term of any incumbent director who does not receive the affirmative vote of a majority of votes cast in person or by proxy at the Annual Meeting in an uncontested election must tender his resignation to the board and the board will decide, through a process managed by the compensation, nominating and corporate governance committee, whether to accept such resignation or to have such director serve on a holdover basis until a successor is appointed. An “uncontested election” is when, as of the record date (or such later date as may be determined by the Board based on events occurring after the record date, but in no event later than the date we file this proxy statement with the SEC), the number of nominees does not exceed the number of directors to be elected.

Each of the directors nominated by the board has consented to serve as a nominee, being named in this proxy statement, and serving on the board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present board to fill the vacancy.

If any director is unable to stand for election, our board of directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve. See the section entitled “Director Qualifications and Experience,” “Your Board’s Nominees for Directors,” and “Certain Relationships and Related Party Transactions—The Shareholder Agreement” for additional information beginning on page 34.

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Proposal Two – Ratification of the Selection of KPMG as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2022

The board unanimously recommends that the shareholders vote FOR the ratification of the selection of KPMG as the company’s independent registered public accounting firm for 2022.

The audit and compliance committee has reappointed KPMG LLP (“KPMG”) as the independent registered public accounting firm of the company for the year ending December 31, 2022. KPMG has served as the company’s independent registered public accounting firm since March 10, 2017. The Audit and Compliance Committee reviews the performance of the independent registered public accounting firm annually. As a result of its evaluation of KPMG’s qualifications, performance and independence, the Board and the Audit and Compliance Committee believe that the continued retention of KPMG to serve as AVANGRID’s independent auditor for the year ending December 31, 2022 is in the best interests of the company and its shareholders. Representatives of KPMG are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

At the Annual Meeting, shareholders will be asked to ratify this selection, which requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. Abstentions will not be counted as votes cast for such purposes. Unless contrary instructions are given, shares represented by proxies solicited by the board will be voted for the ratification of the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2022. Even if the selection of KPMG is ratified, the Audit and Compliance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

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Independent Registered Public Accounting Firm Engagement and Fees

The audit and compliance committee previously selected KPMG as the company’s independent registered public accounting firm for the year ending December 31, 2022. For the years ended December 31, 2020 and December 31, 2021, AVANGRID paid KPMG the following fees for services rendered during each fiscal year:

Audit Fees and Expenses	2021	2020

Audit Fees(1)	$11,372,000	$13,288,000

Audit-Related fees(2)	$544,000	$743,500

Tax Fees(3)	—	—

All Other Fees(4)	$215,000	$85,000

Total Fees and Expenses	$12,131,000	$14,116,500

(1)

Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by KPMG for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, statutory audit services, advice on accounting matters directly related to the audit and audit services, and assistance with review of documents filed with the SEC, including the related consents and comfort letters issued to underwriters. The fees are for services that are normally provided by the KPMG in connection with statutory or regulatory filings or engagements. In addition, for 2021, the Audit Fees and Expenses also include the audit of Avangrid Vineyard Wind, LLC. For 2020, the Audit Fees and Expenses also include the audits of the following subsidiaries, Aeolus Wind Power VII LLC, El Cabo Wind, LLC, Flat Rock Wind Power LLC, Flat Rock Wind Power II LLC and Patriot Wind Farm LLC. These audits were transitioned to another independent registered public accounting firm, BDO USA LLP, as of and for the year ending December 31, 2021.

(2)	Includes fees billed by the KPMG for due diligence assistance and other services in each of the last two fiscal years

(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

(4)	Includes the aggregate fees recognized in each of the last two fiscal years for services provided by the KPMG, other than those services described above.

Audit and Compliance Committee Pre-Approval Policy and Procedures

The Audit and Compliance Committee must be informed of and authorize any audit and non-audit services and relationships with our independent registered public accounting firm, consistent with procedures adopted by the Audit and Compliance Committee, which must be in compliance with applicable law, regulations, and NYSE rules. In conducting reviews of audit and non-audit services, the Audit and Compliance Committee will determine whether the provision of such services would impair the independent registered public accounting firm’s independence and will only approve and authorize services that it believes will not impair such firm’s independence. All services rendered by KPMG in 2021 were approved and authorized pursuant to this process.

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Proposal Three – Advisory Approval of Our Named Executive Officer Compensation

The board unanimously recommends that the shareholders vote FOR the non-binding resolution to approve our named executive officer compensation as disclosed in this proxy statement.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, and the related rules of the SEC, an advisory vote on the frequency of shareholder votes on executive compensation was conducted in connection with the 2016 annual meeting of shareholders. At that meeting our shareholders agreed, and the board subsequently approved, that our shareholders have the opportunity to cast an advisory vote on an annual basis to approve the compensation of our NEOs (“say on pay” vote) as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this proxy statement. In connection with this proposal the board encourages shareholders to read “Executive Compensation” from pages 43 to 75 (which includes the Compensation Discussion and Analysis and the accompanying tables, narrative disclosures and other information) for additional details about our executive compensation program, including information about the fiscal year 2021 NEO compensation.

Our executive compensation program is designed to effectively reward performance, while reflecting the responsibilities of our executive officers. Our compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate the most qualified professionals in a way that aligns with our long-term business goals and values, without motivating or rewarding excessive risk-taking. Compensation for the NEOs primarily consists of base salary, annual incentives, and long-term incentives. Other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally are also considered in order to evaluate the entire compensation package offered to executives.

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PROXY STATEMENT / PROPOSALS

We value the feedback provided by our shareholders. At our 2021 annual meeting, approximately 99% of the votes cast (not counting “broker non-votes”) were in favor of our NEO compensation. We have discussions with our shareholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and take into account the views of our shareholders regarding the design and effectiveness of our executive compensation program. As an advisory vote, this proposal is not binding on us, the board or the compensation, nominating and corporate governance committee. However, the board and compensation, nominating and corporate governance committee value the opinions expressed by our shareholders and will carefully consider the outcome of the vote proposal in future decisions on executive compensation. This non-binding resolution will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy by the holders of shares entitled to vote therein. Abstentions and broker non-votes will not be counted as votes cast for such purposes. Shareholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

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PROXY STATEMENT / PROPOSALS

Proposal Four – Advisory Approval on Frequency of Say on Pay Votes

The board unanimously recommends that the shareholders vote to hold say-on-pay votes every ONE YEAR

As described above, in accordance with the requirements of Section14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs (“say on pay” vote). This Proposal Four affords shareholders the opportunity to cast an advisory vote on how often we should include a say on pay proposal in our proxy materials for future annual shareholder meetings or at any special shareholder meeting for which we must include executive compensation information in the proxy statement (a “say on frequency proposal”). Under this Proposal Four, shareholders may vote to have the say on pay vote every year, every two years, or every three years.

Our shareholders voted on a similar proposal in 2016, with the majority voting to hold the say on pay vote every year. We continue to believe that say on pay votes should be conducted every year so that our shareholders may annually express their views on our executive compensation program.

As an advisory vote, this proposal is not binding on AVANGRID, the board, or the compensation, nominating and corporate governance committee. However, the compensation, nominating and corporate governance committee and the board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.

It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2028 annual meeting of shareholders.

Shareholders may cast their advisory vote to conduct advisory votes on executive compensation every “ONE Year,” “TWO Years,” or “THREE Years,” or “Abstain.” A plurality of the votes cast for Proposal Four will determine the shareholders’ preferred frequency for holding an advisory vote on executive compensation. This means that the option for holding an advisory vote every one year, two years, or three years receiving the greatest number of votes will be considered the preferred frequency of the shareholders. Shareholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders recommend, in an advisory, non-binding vote, whether a vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years, or abstain from any recommendation.

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PROXY STATEMENT / PROPOSALS

Equity Compensation Plan Information

The following table shows information relating to the number of shares authorized for issuance under the company’s equity compensation plans as of December 31, 2021, including the legacy UIL Holdings Corporation Deferred Compensation Plan, which was an equity compensation plan assumed by us (and which was not subsequently voted on by our shareholders) in connection with our acquisition of UIL in December 2015, and subsequently merged into the Avangrid Deferred Compensation Plan effective July 1, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (column (a))	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation Plans

Approved by shareholders of AVANGRID	1,323,328(2)	—	1,176,672

Not approved by shareholders of AVANGRID(1)	112,543(3)	—	—

Total	1,435,871	—	1,176,672
(1)

In connection with the acquisition of UIL, each award of restricted UIL common stock granted under the UIL Deferred Compensation Plan that was outstanding and unvested or otherwise subject to forfeiture or other restrictions immediately prior to the effective time of the acquisition (which are referred to as restricted shares), other than those restricted shares that vested by their terms upon the effective time of the acquisition, converted into the right to receive the number of validly-issued restricted shares of our common stock equal to the product (rounded up to the nearest whole number) of the number of such restricted shares multiplied by the equity exchange factor of 1.2806. Any restricted shares of our common stock received remain subject to the same terms and conditions (including vesting and forfeiture restrictions) as were applicable to the corresponding UIL restricted shares immediately prior to the effective time of the acquisition.

(2)

Represents performance share units (PSUs) and restricted share units to be issued upon satisfaction of applicable performance and service requirements. a) During 2021, maximum 1,251,342 PSUs, were granted under the 2022 LTIP with achievement measured based on certain performance and market-based metrics for the 2021 to 2022 performance period. These PSUs will be payable in three equal installments in 2023, 2024 and 2025; b) 203,990 PSUs were earned under the 2016 LTIP based on performance during the 2016 – 2019 performance measurement period. The first and second installments of total 137,140 PSUs vested and were paid to participants in May 2020 and March 2021. The remaining 66,850 PSUs were paid out in March 2022.

(3)	Includes deferred restricted stock to be issued upon satisfaction of applicable performance and service requirements.

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PROXY STATEMENT / OTHER INFORMATION

Other Information

This section includes additional information about the Annual Meeting and other general information.

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PROXY STATEMENT / OTHER INFORMATION

Report of the Audit and Compliance

Committee

On behalf of the board, the audit and compliance committee oversees the operation of AVANGRID’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance, and independence of its independent registered public accounting firm. The audit and compliance committee’s function is one of oversight, recognizing that AVANGRID’s management is responsible for preparing its financial statements, and the company’s independent registered public accounting firm is responsible for auditing those financial statements. Consistent with this oversight responsibility, the audit and compliance committee has reviewed and discussed with management the audited financial statements of AVANGRID for the year ended December 31, 2021, and management’s assessment of internal control over financial reporting as of December 31, 2021.

The audit and compliance committee has also discussed with KPMG LLP (“KPMG”) the matters required to be discussed by the applicable Public Company Accounting Oversight Board (the “PCAOB”) rules. The audit and compliance committee has also received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the audit and compliance committee concerning independence and has discussed with KPMG their independence and considered whether any non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

AVANGRID also has an internal audit department that reports to the audit and compliance committee. The audit and compliance committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year. The audit and compliance committee discussed with the company’s internal auditors and KPMG the overall scope and plans for their respective audits. The audit and compliance committee met with the internal auditors and KPMG to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

Based on these reviews and discussions, the audit and compliance committee recommended to the board that AVANGRID’s audited financial statements for the year ended December 31, 2021, be included in its annual report on Form 10-K for the fiscal year then ended for filing with the SEC. The audit and compliance committee has selected KPMG as our independent registered public accounting firm for the year ending December 31, 2022, and has asked the shareholders to ratify the selection.

Audit and Compliance Committee

Alan Solomont (Chair) • Teresa Herbert • Elizabeth Timm

This Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Report of the Audit and Compliance Committee by reference therein.

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PROXY STATEMENT / OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the company regarding the beneficial ownership of its common stock as of May 23, 2022, by (i) each person known by the company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and nominees, (iii) each of our NEOs and (iv) all of our executive officers and directors serving as of May 23, 2022, as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days or, in the case of our directors or executive officers, upon termination of service other than for death, disability or involuntary termination. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage.

Unless otherwise stated, the address of each director, NEO and other executive officer is c/o Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477. The persons listed below have sole voting and investment power as to all shares indicated unless otherwise noted.

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PROXY STATEMENT / OTHER INFORMATION

Name	Total number of shares beneficially owned and nature of beneficial ownership(1)	Percent of outstanding shares of common stock owned	Of total number of shares beneficially owned, number of deferred shares

Iberdrola, S.A(1)	315,659,357	81.6	—

Ignacio S. Galán	106,400	*	—

John Baldacci	350	*	—

Daniel Alcain Lopez	2,654	*	—

Dennis V. Arriola	43,780	—	—

María Fátima Báñez García	—	—	—

Pedro Azagra Blázquez	—	—	—

Robert Duffy	—	*	—

Teresa Herbert	1,000	*	—

Patricia Jacobs	—	—	—

Robert Kump	10,809	*	—

John Lahey	22,048	*	71,784

R. Scott Mahoney	5,952	*	—

José Ángel Marra Rodríguez	—	—	—

Santiago Martinez Garrido	—	—	—

José Sáinz Armada	—	—	—

Alan Solomont	8,346	*	—

Catherine S. Stempien	—

Douglas Stuver	1,636	*	—

Elizabeth Timm	1,962	*	—

Camille Joseph Varlack	—	—	—

All directors and executive officers as a group (21 persons)(2)	206,465	*	—

*	The percentage of shares beneficially owned by such director, NEO or group does not exceed one percent of the outstanding shares of common stock.

(1)

Information with respect to Iberdrola, S.A. was obtained from a Schedule 13G/A filed with the SEC on February 7, 2022. Iberdrola, S.A.’s address is c/o Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477.

(2)	Includes all of our current directors and executive officers, including, in addition to the NEOs named in the table, Patricia Cosgel, José Antonio Miranda Soto, Scott M. Tremble and William White.

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PROXY STATEMENT / OTHER INFORMATION

Submission of Proposals by Shareholders

In accordance with the rules established by the SEC, shareholders who intend to present proposals for action at the 2023 annual meeting of shareholders are advised that such proposals must be received at our principal executive offices by February 2, 2023, which is the 120th day prior to the first anniversary of the date on which this proxy statement was first released to our shareholders in connection with the Annual Meeting, and must satisfy the conditions established by SEC Rule 14a-8 for such purpose in order to be included in the proxy statement and form of proxy for that meeting.

Outside the processes of Rule 14a-8, written notice of proposals of shareholders to be considered at the 2023 annual meeting without inclusion in next year’s proxy statement must be received on or before April 18, 2023, which is the 45th day prior to the first anniversary of the date on which this proxy statement was first released to our shareholders in connection with the Annual Meeting. If a notice is received after April 18, 2023, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposal, even though the proposal is not discussed in the proxy statement. Notices of intention to present proposals at the 2023 annual meeting should be addressed to R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary, Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477.

General Information

Attending the Annual Meeting

We are pleased to welcome shareholders to the 2022 Annual Meeting at 8:30 a.m. Eastern Time on July 20, 2022. The Record Date for the Annual Meeting is May 23, 2022. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting. AVANGRID is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

Admission to the annual meeting will be on a first-come, first-served basis. Proof of AVANGRID share ownership as of the record date, along with photo identification, will be required for admission. Shareholders holding shares in an account at a brokerage firm, bank, broker-dealer or other similar organization (“street name” holders) will need to bring a copy of a brokerage statement reflecting their share ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the annual meeting. The health and well-being of our employees and shareholders are paramount. Shareholders who seek to attend the Annual Meeting in-person will be subject to screening with regard to COVID-19 exposure to comply with local health and government guidelines and applicable building policies.

Proxy Materials

In accordance with SEC rules, we are using the internet as the primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a Notice

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of Internet Availability of the Proxy Materials (the “Notice”) with instructions for voting and for accessing the proxy materials online, including the notice of annual meeting of shareholders, proxy statement, and 2021 Annual Report on Form 10-K. The Notice was mailed on or about June 3, 2022. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com.

The Notice provides you with instructions regarding how to:

●	view the proxy materials for the annual meeting on the internet and vote at the annual meeting; and

●	instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Householding

To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our proxy statement, our 2021 Annual Report on Form 10-K and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the annual meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to request that we promptly deliver to you and to receive a separate copy of the 2021 Annual Report on Form 10-K or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials or request delivery of a single copy of these materials, please mail your request to Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477 or call (207) 629-1190.

Quorum

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of the common stock outstanding as of May 23, 2022, must be present at the annual meeting in person or by proxy. This is referred to as a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Your shares will be counted as present at the annual meeting if you do one of the following:

•	Vote via the internet or by telephone

•	Return a properly executed proxy by mail (even if you do not provide voting instructions)

•	Attend the virtual annual meeting and vote in person

We urge you to vote in advance of the annual meeting by voting by Internet, telephone or mail but you may vote electronically by attending the virtual annual meeting. If you do not hold your shares directly in your own name and your shares are held in the name of a brokerage firm or other nominee you must provide us with a valid “legal proxy” to vote at the Annual

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Meeting. You can obtain a legal proxy by contacting your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares.

Voting

Each share of our common stock has one vote on each matter. Only shareholders of record of our common stock at the close of business on May 23, 2022 (the “record date”), may vote, either in person or by proxy, at the annual meeting. On the record date, we had approximately 386,736,774 shares of common stock outstanding. If your shares are registered directly in your name with AVANGRID’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are the shareholder of record with respect to those shares. If your shares are held at a bank, broker, or other organization then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares.

Voting Procedure

There are four ways to vote:

•

Online Prior to the Annual Meeting. You may vote by proxy by visiting www.proxyvote.com and entering the control number found in your Notice of Internet Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•

Phone. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•

Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

•	Vote during the Annual Meeting. You may vote in person during the Annual Meeting.

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting or the applicable deadline set forth in the proxy card or voting instruction form will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.

Changing Your Vote

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by using one of the following methods:

•

Online Prior to the Annual Meeting. You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted by the applicable deadline prior to the Annual Meeting will be counted.

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PROXY STATEMENT / OTHER INFORMATION

•	During the Annual Meeting. You may change your vote by attending the Annual Meeting and voting in person.

•

Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted by the applicable deadline prior to the Annual Meeting will be counted.

•

Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received by the applicable deadline prior to the Annual Meeting will be counted. You may also revoke your proxy by sending a written notice of revocation, which must be received before the commencement of the Annual Meeting, to R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary, Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477.

Uninstructed Shares

If you sign and return your proxy card or voting instruction form (including over the internet or by telephone) but do not include voting instructions, your proxy will be voted as the board recommends on each proposal.

If you hold your shares directly in your own name, and do not vote or provide a proxy, your shares will not be voted. If your shares are held in the name of a bank, broker, brokerage firm or other nominee, under NYSE rules, your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the current calendar year. If a brokerage firm votes your shares on this matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes on this matter, as the case may be, depending on how the broker votes, but will not count as a “FOR” or “AGAINST” vote for any other matter, including the election of directors. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will be voted ”FOR” the selection of KPMG as our independent public accounting firm for the current year, but will not count as a “FOR” vote for any other matter, including the election of directors.

If the organization that holds your shares does not receive voting instructions from you, that organization may inform the inspector of election that it does not have the authority to vote on the non-routine matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Vote Required to Approve a Proposal

Each share of our common stock outstanding on the record date is entitled to one vote on each of the 14 director nominees and one vote on each other matter.

•

Proposal One: Election of directors – In an uncontested election, directors are elected by an affirmative vote of a majority of the votes cast in person or by proxy by holders of shares entitled to vote at the Annual Meeting. An “uncontested election” is generally any meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected. If you do not submit your voting instruction form to your broker, your broker may not vote with respect to this

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PROXY STATEMENT / OTHER INFORMATION

proposal. For your vote to be counted on this item, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

•

Proposal Two: Ratification of KPMG as independent auditor for the year ending December 31, 2022 – The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein will ratify the audit and compliance committee’s appointment of KPMG as the company’s independent auditors for 2022. Even if you do not submit your voting instruction form, your broker may vote your shares with respect to this proposal. Abstentions will not be counted as votes cast for such purposes.

•

Proposal Three: Advisory resolution to approve named executive officer compensation – Approval of the advisory resolution to approve NEO compensation requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. If you do not submit your voting instruction form to your broker, your broker may not vote with respect to this proposal. For your vote to be counted on this item, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

•

Proposal Four: Advisory resolution to approve frequency of the advisory vote to approve named executive officer compensation – Approval of the advisory vote to approve the frequency of the advisory vote to approve NEO compensation requires approval by a plurality of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. This means that the option for holding an advisory vote every one year, two years, or three years receiving the greatest number of votes will be considered the preferred frequency of the shareholders. If you do not submit your voting instruction form to your broker, your broker may not vote with respect to this proposal. For your vote to be counted on this item, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. AVANGRID will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Our Principal Executive Office

The company’s principal executive office is located at 180 Marsh Hill Road, Orange, Connecticut 06477.

Solicitation

We pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, proxy statement and proxy. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone or electronic transmission. Brokers and other nominees will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses. In addition, we have hired Okapi to solicit proxies for a fee that is not expected to exceed $8,500, plus reasonable out-of-pocket costs and expenses.

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Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

Availability of Proxy Materials

Our 2021 Annual Report on Form 10-K, is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our 2021 Annual Report on Form 10-K are available at our website at www.avangrid.com. Additionally, and in accordance with SEC rules, you may access our 2021 Annual Report on Form 10-K and proxy statement at www.proxyvote.com. If you did not receive this proxy statement or our 2021 Annual Report on Form 10-K by mail, one will be provided to you without charge, if you request it in writing. Please direct your written requests to R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary, Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477. The company’s copying costs will be charged if exhibits to the 2021 Annual Report on Form 10-K are requested.

The information provided on the company’s website (www.avangrid.com) is referenced in this proxy statement for information purposes only. The information on the company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC.

Questions

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC (Okapi) toll free at (855) 208-8902.

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PROXY STATEMENT / OTHER INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on July 20, 2022:

The notice of annual meeting of shareholders, proxy statement,

and 2021 Annual Report on Form 10-K are available at www.proxyvote.com.

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PROXY STATEMENT / NON-GAAP MEASURES

Annex A

Non-GAAP Financial Measures

A-1

PROXY STATEMENT / NON-GAAP MEASURES

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share, adjusted EBITDA and adjusted EBITDA with Tax Credits as financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance. We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market earnings from changes in the fair value of derivative instruments, accelerated depreciation derived from repowering of wind farms, costs incurred related to the merger with PNM Resources, Inc., a legal settlement and costs incurred in connection with the COVID-19 pandemic. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

We define adjusted EBITDA as adjusted net income adjusted to fully exclude the effects of net (loss) income attributable to noncontrolling interests, income tax expense (benefit), depreciation and amortization, interest expense, net of capitalization, other (income) expense and (earnings) losses from equity method investments. We further define adjusted EBITDA with tax credits as adjusted EBITDA adding back the pre-tax effect of retained Production Tax Credits (PTCs) and Investment Tax Credits (ITCs) and PTCs allocated to tax equity investors. The most directly comparable U.S. GAAP measure to adjusted EBITDA and adjusted EBITDA with tax credits is net income.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

A-2

PROXY STATEMENT / NON-GAAP MEASURES

The following tables provide a reconciliation between Net Income attributable to AVANGRID and non-GAAP measures Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA with Tax Credits by segment for the years ended December 31, 2021, 2020 and 2019, respectively:

	Year Ended December 31, 2021
	Total	Networks	Renewables	Corporate *
	(in millions)

Net Income Attributable to Avangrid, Inc.	$707	$636	$131	$(60)

Adjustments:

Mark-to-market adjustments - Renewables	53	—	53	—

Restructuring charges	—	—	—	—

Impact of COVID-19	34	34	—	—

Merger costs	12	—	—	12

Income tax impact of adjustments (1)	(26)	(9)	(14)	(3)

Adjusted Net Income (2)	$780	$661	$170	$(51)

Net (loss) income attributable to noncontrolling interests	(64)	3	(67)	—

Income tax (benefit) expense	47	107	(34)	(26)

Depreciation and amortization	1,014	616	397	1

Interest expense, net of capitalization	298	217	1	80

Other (income) expense	(60)	(66)	4	2

Losses (earnings) from equity method investments	(7)	(12)	5	—

Adjusted EBITDA (3)	$2,008	$1,526	$476	$7

Retained PTCs and ITCs	175	—	175	—

PTCs allocated to tax equity investors	80	—	80	—

Adjusted EBITDA with Tax Credits (3)	$2,263	$1,526	$731	$7

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PROXY STATEMENT / NON-GAAP MEASURES

The following tables reconcile Net Income attributable to AVANGRID to Adjusted Net Income (non-GAAP), and EPS attributable to AVANGRID to adjusted EPS (non-GAAP) for the years ended December 31, 2021, 2020 and 2019, respectively:

	Year Ended December 31,
	2021	2020	2019
	(in millions)

Networks	$636	$546	$463

Renewables	131	103	224

Corporate (1)	(60)	(67)	(20)

Net Income	707	581	667

Adjustments:

Mark-to-market adjustments - Renewables (2)	53	5	(76)

Restructuring charges (3)	—	6	6

Accelerated depreciation from repowering (4)	—	9	33

Impact of COVID-19 (5)	34	29	—

Merger costs (6)	12	6	—

Legal settlement - Gas storage (7)	—	5	—

Income tax impact of adjustments	(26)	(16)	10

Adjusted Net Income (8)	$780	$625	$640

	Year Ended December 31,
	2021	2020	2019

Networks	$1.78	$1.76	$1.50

Renewables	0.37	0.33	0.72

Corporate (1)	(0.17)	(0.22)	(0.06)

Earnings Per Share	1.97	1.88	2.16

Adjustments:

Mark-to-market adjustments - Renewables (2)	0.15	0.02	(0.25)

Restructuring charges (3)	—	0.02	0.02

Accelerated depreciation from repowering (4)	—	0.03	0.11

Impact of COVID-19 (5)	0.10	0.09	—

Merger costs (6)	0.03	0.02	—

Legal settlement - Gas storage (7)	—	0.01	—

Income tax impact of adjustments	(0.07)	(0.05)	0.03

Adjusted Earnings Per Share (8)	$2.18	$2.02	$2.07

(1)	Includes corporate and other non-regulated entities as well as intersegment eliminations.
(2)	Mark-to-market earnings relates to earnings impacts from changes in the fair value of Renewables’ derivative instruments associated with electricity and natural gas.

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PROXY STATEMENT / NON-GAAP MEASURES

(3)

Restructuring and severance related charges relate to costs resulting from restructuring actions involving initial targeted voluntary workforce reductions and related costs in our plan to vacate a lease, predominantly within the Networks segment and costs to implement an initiative to mitigate costs and achieve sustainable growth.

(4)	Represents the amount of accelerated depreciation derived from the repowering of wind farms in Renewables.
(5)	Represents costs incurred in connection with the COVID-19 pandemic, mainly related to bad debt provisions.
(6)	Pre-merger costs incurred.
(7)	Removal of the impact from Gas activity in the reconciliation to AVANGRID Net Income.
(8)

Adjusted Net Income and Adjusted Earnings Per Share are non-GAAP financial measures and are presented after excluding restructuring charges, accelerated depreciation derived from the repowering wind farms, MtM activities in Renewables, costs incurred related to the PNMR Merger, a legal settlement and costs incurred in connection with the COVID-19 pandemic.

A-5

SCAN TO VIEW MATERIALS & VOTE w AVANGRID, INC. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS Use the Internet to transmit your voting instructions and for electronic delivery P.O. BOX 1342 of information up until 11:59 p.m. Eastern Time the day before the cut-off date BRENTWOOD, NY 11717 or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D87698-Z82045-P68613 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AVANGRID, INC. For Against For All To vote against any individual nominee(s), mark All All Except "For All Except" and write the number(s) of the following The board nominees: of directors recommends you vote FOR the nominee(s) on the line below. Vote on Directors ! ! ! 1. ELECTION OF DIRECTORS Nominees: 01) Ignacio S. Galán 08) Patricia Jacobs 02) John Baldacci 09) John Lahey 03) Pedro Azagra Blázquez 10) José Ángel Marra Rodrĺguez 04) Daniel Alcain Lopez 11) Santiago Martĺnez Garrido 05) Marĺa Fátima Báñez Garcĺa 12) José Sáinz Armada 06) Robert Duffy 13) Alan Solomont 07) Teresa Herbert 14) Camille Joseph Varlack The board of directors recommends you vote FOR the following proposals: For Against Abstain 2. RATIFICATION OF THE SELECTION OF KPMG LLP AS AVANGRID, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING ! ! ! DECEMBER 31, 2 022. 3. NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. ! ! ! The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 4. NON-BINDING ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES. ! ! ! ! NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 1 YEAR on item 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ATTENDANCE TICKET If you plan on personally attending the annual meeting of shareholders, you will be asked to verify that you are a shareholder by presenting this attendance ticket together with a proper form of identification. Cameras, recording devices and other electronic devices including telephones or other devices with photographic capability should not be used during the meeting and are subject to confiscation. For the safety of attendees, all bags, packages, briefcases, and similar items are subject to inspection. Your compliance is appreciated. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 20, 2022: The notice of annual meeting of shareholders, proxy statement and 2021 annual report are available at www.proxyvote.com. D87699-Z82045-P68613 AVANGRID, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS JULY 20, 2022 The shareholder(s) hereby appoint(s) R. Scott Mahoney and Elizabeth K. Riotte, as proxies, each with the power to appoint his or her substitute; and hereby authorize(s) him or her to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of Avangrid, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 a.m. on July 20, 2022, at AVANGRID, 125 High Street, Boston, Massachusetts 02110, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED FOR EACH PROPOSAL AS WELL AS IN THE DISCRETION OF THE APPOINTED PROXIES WITH RESPECT TO ANY OTHER ITEMS THAT MAY PROPERLY COME BEFORE THE MEETING. FOR PARTICIPANTS IN THE AVANGRID Union 401(K) Plan and AVANGRID Non-Union 401(k) Plan: This Proxy covers all shares for which the undersigned has the right to give voting instructions to Fidelity Management Trust Company, Trustee of the AVANGRID Union 401(K) Plan and AVANGRID Non-Union 401(k) Plan. This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern Time on July 19, 2022, the shares represented by this proxy will be voted in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote. Continued and to be signed on reverse side